[Wintegra logo]

Date: August 12, 2004

Customer’s name: WINTEGRA LTD.
Corporate no.: 512901075

Address: 6 Hamasger St. Ra'anana
Account No.: ______________________,

To:
United Mizrahi Bank Ltd.
522 Branch

Dear Sir,

Re: Framework Agreement for Foreign Currency Loans

It is hereby agreed and declared between Wintegra Ltd. (hereinafter: the “Borrower”) and United Mizrahi Bank Ltd. (hereinafter: the “Bank”) that the following terms and conditions shall apply to all loans that the Bank shall make available from time to time to the Borrower, in accordance with (i) this Framework Agreement for Foreign Currency Loans (hereinafter: the “Agreement”) and (ii) every specific loan agreement in the form attached hereto as Appendix “A” (hereinafter: the “Loan Agreement”), such Loan Agreement being deemed to form an integral part of the Agreement and will be submitted to the Bank from time to time in the future, in accordance with the terms of the Agreement and approved by the Bank.

All loans made available to the Borrower shall be made in accordance with and subject to the Bank’s “Agreement and General Business Terms” and/or “Application for Opening an Account” and/or “Changes in Account” forms, as well as the Bank’s “Account Management General Terms and Conditions” and “General Conditions for Credit Activity” including all annexes and amendments relating thereto (hereinafter: the “Bank Forms”) which the Borrower has executed with the Bank. All of the terms and conditions appearing in such Bank Forms shall apply and bind the parties hereto with respect to the loans that shall be made available to the Borrower by the Bank.

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

THE FOLLOWING TERMS AND CONDITIONS SHALL BIND THE PARTIES HERETO:

1.  The Lender: United Mizrahi Bank Ltd.

2.  The Borrower: Wintegra Ltd. (hereinafter: the “Borrower”)

3.  The Loans: The aggregate amount of the loan facility that the Borrower may draw pursuant to the Agreement shall be up to the sum of US$ 2,000,000 (Two Million United States Dollars) (hereinafter: the “Loan Facility”) in accordance with the terms and conditions set forth below. Each portion of the Loan Facility may only be drawn upon the fulfillment of all the preconditions stipulated in Section 5 below (hereinafter: the “Preconditions”).

4.  Each drawdown pursuant to the Loan Facility shall be made available by the Bank to the Borrower until the earlier of 24 (Twenty-four) months as of the date hereof, or June 30th, 2006. Each drawdown shall be in an amount of not less than US$ 250,000 (Two Hundred and Fifty Thousand United States Dollars) (hereinafter: the “Loan/s”). Each notice given by the Borrower to the Bank of its request to drawdown a Loan shall be delivered to the Bank in writing at least 3 (three) business days prior to the date that the Loan is to be granted together with details stipulating the requested date for drawing each Loan, the amount to be drawn down. The Bank and the Borrower shall thereupon execute a form of Loan Agreement in the form attached hereto as Appendix “A”, which shall be based on the terms and conditions set forth herein, except for the period of the Loan which will be adjusted for each Loan. In addition, the Bank may require the Borrower to file an “Applications for the Granting of Credit” and any requisite Minutes and Protocols that are to be submitted by the Borrower to the Bank, customarily used by the Bank. The Loan shall be made available to the Borrower by the Bank crediting the Borrower’s account no. 107195 maintained at the Herzelia Branch of the Bank (hereinafter: the “Account”) following the delivery of all of the above mentioned documents duly executed and certified to the satisfaction of the Bank.

5.  The Preconditions for the granting of a Loan pursuant to the Agreement shall be as follows:

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

5.1. That the Borrower has opened the Account at the Bank, has executed all of the credit documents customary at the Bank and has delivered all of the minutes, protocols and legal certifications customarily required at the Bank.

5.2. The Borrower has delivered to the Bank all of the requisite security interest and the following documents:

5.2.1. A first ranking floating charge (Pari Passu with Plenus, defined below), in an unlimited amount, over all the equipment, assets, monies, property and rights, including all proceeds deriving therefrom, of every type whatsoever of the Borrower and a first ranking fixed charge and pledge over the intellectual property of the Borrower, all pursuant to the debenture form customarily used at the Bank. It is hereby clarified that prior to the Bank making any Loan available to the Borrower pursuant to the Agreement, all current registered charges and pledges over any assets of the Borrower shall be rescinded, except for the charges in favour of Plenus and the charges and guarantees specified in Section 5.3 below.

Both the above-mentioned floating and fixed charges and pledges shall rank pari passu with those granted to Plenus Technologies Ltd. (hereinafter: “Plenus”).

5.2.2. A duly executed Pari Passu Agreement between Plenus and the Bank.

5.2.3. A duly executed warrant in favour of the Bank to purchase shares of the Borrower in the form attached hereto as Appendix “B” (hereinafter: the “Warrant”).

5.2.4. A Continuing Guarantee in an unlimited amount duly executed by the parent company - Wintegra Inc. (hereinafter: the “Parent Company”).

5.2.5. A duly executed negative pledge over the assets of the Parent Company and over the Borrower’s subsidiaries.

5.3. Existing Charges and Guarantees: The Bank hereby acknowledges that the following charges currently exist and agrees that such charges shall remain in force and effect at the discretion of the Borrower:

5.3.1. The Borrower's long-term deposit in an amount of $75,000 is restricted in favor of bank Leumi of Israel along with other specific fixed assets, according to a loan agreement for the amount of $200,000 which the Borrower received from said bank for the purpose of purchasing property and equipment. The property and equipment which were purchased using said $200,000 loan, are under fixed charge in favour of Leumi of Israel Ltd.;

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

5.3.2. Floating and Fixed Charges in favor of Plenus, in accordance with a Loan Agreement dated 4 June 2002 (subject to Section 5.2.1 above);

5.3.3. The Borrower possesses leased computers, central telephone system and computer related materials pursuant to lease agreements with Unilease, Techlease Financial Services Ltd. and International Leasing Ltd.. All of the leased equipment under said lease agreements are mortgaged in favour of the relevant lessors;

5.3.4. The Borrower provided a bank guarantee of US$ 170,000 in favor of the lessors of its premises.

6.  The Borrower shall make reasonable efforts in order that payments from the Borrower’s Israeli customers that become due in the future shall be transferred to the Account.

7. The Borrower hereby undertakes to pay to the Bank an annual non-utilization commission of 1% (one percent) with respect to any amount of the Loan Facility which the Borrower shall not utilize (hereinafter: the “Commission”) which shall accrue from the date that the Bank shall make the credit facility available to the Borrower. The Commission shall be payable and compounded quarterly, as computed by the Bank.

8. The interest rate prevailing pursuant to the Agreement shall be Libor plus 3.75% (three and seventy five hundredth percent) (hereinafter: the “Interest”), such Interest shall be set in the Loan Agreement. The Interest shall be payable in quarterly installments as stipulated in the Loan Agreement.

9. Every amount made available by the Bank to the Borrower pursuant to the Loan shall be repaid no later then June 30th, 2006, at which date the Loan Facility shall be cancelled. Notwithstanding anything to the contrary, the Borrower may prepay any amounts owed to the Bank pursuant to this Agreement, at any time, by providing the Bank with thirty (30) days prior written notice informing the Bank of such intention to prepay, provided that such prepayment shall take place on the a date of payment of Interest by Borrower.

10. The Borrower undertakes that as long as it owes the Bank any amounts whatsoever, its consolidated financial reports at any given time shall reflect:

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

10.1. A cash surplus which shall be not less than half of the approved credit lines maintained with the Bank and Plenus, which should be served to the Bank within 10 (ten) business days of the end of the relevant quarter.

10.2.  Sales of at least 60% of its business plan quarterly forecast as attached hereto.

These covenants will be examined on the basis of the unaudited quarterly financial statements of the Borrower within 45 days of the end of each quarter, consolidated to reflect cumulative financial information of Borrower and Parent Company. In the event the Borrower does not fulfill the conditions set forth in this Section 10, the Bank may, at its sole discretion, do the following: (i) request that the security interest be improved and/or (ii) request that the prevailing interest rate be increased and/or (iii) demand, in writing, the immediate repayment of all outstanding Loans and/or (iv) shall not enable the Borrower to draw any additional loans under the credit facility. For avoidance of doubt, all the above shall be in addition to any other event enabling the Bank to demand the immediate repayment of the Loans as set forth in the documents that the Borrower has signed with the Bank.

11. Borrower shall be allowed to obtain an additional bank or other sound and reputable financial institute debt financing ("Additional Lender") in an amount of up to US$ 1,000,000 (One Million United States Dollars) ("Additional Loan"). The Borrower shall be allowed to create additional pledges and charges and/or liens in favor of such Additional Lender equal in level to the charges in favor of the Bank, and the Bank shall provide a prior written consent to such Additional Loan, provided, that all the following conditions are fulfilled (i) the accumulated revenues of the Parent Company and Borrower shall reach up to US$ 8,000,000 (Eight Million United States Dollars) during the two consecutive preceding quarters as reflected in its consolidated financial statements (ii) an operating profit during the last quarter has been achieved (iii) the Bank refused to provide the Additional Loan at the terms proposed by such Additional Lender (or did not reply to a written notice delivered by the Company to the Bank within seven days of receipt). A Pari Passu Agreement shall be executed between the Bank and the other lender prior to the granting of such additional charge.

12. The Borrower may terminate this Agreement at any time until the maturity of the Loan Facility, pursuant to procedure of Section 9 above, by providing the Bank with a 30-day prior notice in writing indicating its intention to terminate this Agreement (the “Termination Letter”), provided that upon or immediately after the delivery of the Termination Letter to the Bank, the Borrower shall have satisfied all of its obligations to the Bank of any kind and further provided that upon such delivery any and all amounts due from the Borrower shall have been paid in full to the reasonable satisfaction of the Bank and all other credit facilities with the Bank have been terminated ("Initiated Termination"). Upon Initiated Termination, this Agreement, will be immediately and automatically terminated, without any further action from neither of the parties hereto. All of the charges (fixed and floating) created in favor of the Bank hereunder or otherwise and the Negative Pledge Agreements or forms, Continuing Guarantee to Secure all Dents and the Secured Debenture, shall be cancelled and released within seven (7) days as of the date of receipt of a written request by the Bank after the Initiated Termination, and the Bank shall provide the Borrower with all documents necessary to release the charges granted hereunder or under the exhibits and schedules hereto, and any other consent, form, instrument or action required to release any charges in favor of the Bank as may be required by Borrower.

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

13. Upon the execution of the Agreement and the Warrant, the Borrower shall pay the Bank a one time, up-front fee in the amount of US$10,000 (Ten Thousand United States Dollars) which fee shall be in addition to and not in substitution for the regular commissions customarily charged at the Bank.

14. All of the Preconditions set forth in Section 5 above shall be fulfilled not later than on 31.7.2004 and failure to comply with one or more of the Preconditions shall automatically render the Agreement null and void.

15. All of the appendices to the Agreement form an integral part hereof and are supplementary to all the terms and conditions stipulated in the Agreement.

16. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the parties to this Agreement.

17. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof.

Sincerely yours,

The Borrower - Wintegra Ltd.

/s/ Kobi Ben-Zvi

We approve the above and shall act accordingly

/s/ Moshe Gringer

United Mizrahi Bank Ltd.

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

Appendix A

Form of Loan Agreement

TRANSLATION FOR CONVINIENCE
Foreign Currency Loan Agreement (LIBOR Interest)

Account Number __________________ in Branch / Business Center _____________
Signed and Executed at _______________ on _______ Month __________ Year _______

between
United Mizrahi Bank Ltd.
(hereinafter: "The Bank")

and between
____________________________
____________________________
____________________________

(Jointly and severely, hereinafter: "The Lender")

WHEREAS  The Lender has asked The Bank to lend him the amount of ___________ [please specify name of foreign currency] (hereinafter: "The Loan"); and

WHEREAS  The Bank has agreed to The Lender's request to provide the Lender The Loan, subject to the terms and conditions of this agreement;

Therefore the parties have agreed as follows:

1.
The Loan is granted in accordance with and subject to the "Request to Open an Account" and/or "Changes in Account" and "General Terms and Conditions to Operate an Account" and "General Terms and Conditions to Operations in Credit", including all amendments and corrections that The Lender has entered into with The Bank (hereinafter: "Terms of Engagement"), and all terms and conditions of the Terms of Engagement, shall apply to and be binding upon The Loan.

2.	The Loan
Details of The Loan as agreed upon by The Lender and The Bank, are as follows:
2.1.	Purpose of The Loan
________________________________________________

2.2.	Amount of The Loan
______________________ [please specify name of foreign currency]____________________
2.3.	Term of The Loan
______________________________ months.
2.4.	Type of Interest
LIBOR Interest of _________________[please specify name of foreign currency].
2.4.1.	LIBOR Interest shall be set for a period of __________________ months.
The nominal annual interest during the first interest period shall be ____________%, subject to Section 2.4.2.1 hereafter.
2.4.2.	The foregoing nominal annual interest rate will consist of the following interest rates:
2.4.2.1.	________% - the LIBOR rate at the day of drafting this agreement, which may vary from the date hereof until the actual date of The Loan.
2.4.2.2.	________% - fixed additional margin.
2.5.	Schedule of payments of the principal of The Loan
____________ consecutive payments to be paid ________ [please specify: monthly, quarterly, semi-annual, or any other number of months], starting on _____.

2.6.	Schedule of payments of the interest
____________ consecutive payments to be paid ________ [please specify: monthly, quarterly, semi-annual, or any other number of months], starting on _____.

2.7.	Commissions
The Lender undertakes to pay The Bank the following commissions:
2.7.3
Payment commission in the amount of _________ NIS, for every line of payment listed in the payment schedule. This commission shall be paid at the time of payment of each payment listed in the payment schedule. The rate of this commission shall be updated from time to time, in accordance with the rates of payment commission applicable in The Bank at the time of each payment.

*	2.7.2.	Execution commission in the amount of _________ for the execution of The Loan.
Thiscommission shall be paid at the time of executing The Loan.

*	2.7.2.
Execution commission in the amount of _________ NIS for the execution of The Loan (________% of the amount of The Loan, but not less than _______ NIS, and not more than _________NIS. This commission shall be paid at the time of executing The Loan.

2.7.3
Registration-of-transaction commission in the amount of _________ NIS for each transaction charged in the foreign currency account, subject to the account's terms and conditions. Time of charge: the beginning of the month following the transaction. The rate of this commission shall be updated from time to time, in accordance with the rates of registration-of-transaction commission applicable in The Bank at the applicable date.

3.	Instructions for the execution of The Loan
The Lender hereby instructs The Bank to credit The Lender's account number _____________ in Branch/Business Center _______________ of The Bank in the amount of The Loan in the soonest possible time.
4.	Coming to effect of this agreement
4.1.
The effect of this agreement is conditioned upon submission of this agreement by The Lender to The Bank, duly signed by The Lender, no later than __________ (up to 3 days from the date of providing a draft of this agreement), and subject to the signature of The Bank of this agreement. Notwithstanding the aforesaid, The Bank may, at its sole discretion, provide The Loan even if The Lender did not meet the date set forth above.

4.2.	In case there is any change related to The Loan, and for as long as The Loan was not de facto provided to The Lender, The Bank will not be bound to provide The Loan.
5.	Declaration
I, The Lender, hereby declare and affirm that I read this agreement thoroughly, including all sections, and I understand the language and meaning of its content.
6.	Special Terms ___________________________________________

And in witness thereof, The Lender has executed this agreement
	Name	ID number	Signature	Date
1
2
3

And in witness thereof, The Bank has executed this agreement
____________________________
United Mizrahi Bank Ltd.

March 5, 2006

To:	Alon Rozner, CFO Wintegra Inc.

Re: Warrants

This is to confirm that as of January 1, 2006 we are waiving our right in accordance with section 9 to the warrant agreement dated August 12, 2004 to an upside commission.
Also, in connection with section 1.7 of the said agreement, we acknowledge that the minimal exercise price of the warrant will not be lower than $0.50 (no more than 1,200,000 shares).

Sincerely, Mizrahi Tefahot Bank Ltd. MORAD OFIR Kuty Mansdorf Deputy Head of Corporate Bank

Date: August 12, 2004

To: United Mizrahi Bank Ltd.

WARRANT

To purchase Series C Preferred Stock

of

Wintegra, Inc.

VOID AFTER 24:00 p.m. (prevailing Israel time)

On the last day of the Warrant Period (defined below)

Wintegra, Inc., a company organized and existing under the laws of the State of Delaware (the “Company”) hereby grants to United Mizrahi Bank Ltd. (the “Holder”), the right to purchase from the Company the number of fully paid and non-assessable Series C Preferred Shares of the Company, par value $0.001 each or Minimum Equity Raising Shares or Common Shares (each, as relevant, the “Warrant Shares”) each as specified and defined below, subject to the terms and conditions set forth below.

The Warrant Shares shall have the same rights, preferences and privileges attached to Series C Preferred Shares of the Company (the “Series C Preferred Shares”), together with any additional rights (including without limitation registration rights, preemptive rights or any other rights) and the same obligations arising from the Third Amended Investor Rights Agreement dated March 25, 2003 and the Third Amended and Restated Rights of First Refusal & Co-Sale Agreement dated March 25, 2003, between the Company and the parties named therein, as such agreements may be amended from time to time, provided only that no amendment shall impose any financial liability on the Holder which has not been expressly agreed to by it.

Notwithstanding the preceding sentence, if the Company issues shares of stock other than Series C Preferred Shares within the framework of a Minimum Equity Raising (as defined below), and the Holder advises the Company that the Exercise Price will be the Minimum Equity Raising Share Price, then the Warrant Shares shall be of the same class of stock as such shares (the “Minimum Equity Raising Shares”). In the event that as part of the Minimum Equity Raising, the Company issues options or warrants to an investor together with the issuance of shares of stock, the Holder shall receive a pro rata right to purchase such options or warrants at the exercise price fixed in such equity raising.

In any event, to the extent the rights granted to the Holder herein are greater than those granted to the class of shares to be issued upon exercise of the Warrant, the rights granted herein shall apply.

WINTEGRA INC.
/s/ Jacob Ben-Zvi

Further and notwithstanding the above, under certain circumstances as described herein, the Warrant Shares shall be of the class of stock of Common Shares, par value $0.001.

1.	Definitions

For the purpose of this Warrant:

1.1
“IPO” shall mean the first underwritten public offering of the Company’s shares, pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) or pursuant to the corresponding securities laws of any other jurisdiction (other than a registration statement effected solely to implement an employee benefit plan).

1.2
“Liquidity Event” shall mean (a) the sale of all or substantially all of the shares of stock of the Company, property and/or assets (including by way of share swap); or (b) the merger or consolidation of the Company with or into another company following which more than fifty percent (50%) of the shares of stock of the Company are held by persons who, prior to the said transaction, held, in the aggregate, less than five percent (5%) of the shares of stock of the Company.

1.3	“Exit Transaction” shall mean an IPO or a Liquidity Event.

1.4	“Effective Date” shall mean the date of execution of this Warrant.

1.5	“Warrant Amount” shall mean Six Hundred Thousand United States Dollars (US $600,000).

1.6	“Warrant Period” shall mean the period for exercise of this Warrant, as determined pursuant to Section 3.

1.7
“Exercise Price” shall mean the exercise price of each Warrant Share purchasable hereunder, which will be as determined pursuant to Sections 1.7.1 or 1.7.2 below, subject to modification pursuant to Section 10:

1.7.1	Exercise Price Based on Minimum Equity Raising

The exercise price of each Warrant Share shall be at the discretion of the Holder (i) the Minimum Equity Raising Share Price or (ii) the Last Financing Price per Share. The Holder shall advise the Company in writing within 30 days of receipt by the Holder of notice of the closing of such Minimum Equity Raising which Exercise Price and which class of shares it chooses.

The Minimum Equity Raising shall be deemed to have occurred when the closing of transactions in the amount of the Minimum Equity Raising has occurred and the investment funds of such transactions have been paid to the Company.

WINTEGRA INC.
/s/ Jacob Ben-Zvi

1.7.2	Exercise Price Based on Exit Transaction Prior to Minimum Equity Raising

If there is an Exit Transaction prior to the closing of the Minimum Equity Raising, the Exercise Price shall be the price per share set by the Exit Transaction less 40% (Forty Per Cent) unless such Exit Transaction takes place within 12 months of the Effective Date, in which event, the Exercise Price shall be the price per share set by the Exit Transaction less 30% (Thirty Per Cent). In the event of such an Exit Transaction, notwithstanding anything stated to the contrary herein, the Company shall first convert all preferred shares to Ordinary Shares, such that the Warrant Shares shall be Ordinary Shares of the Company and in the event the Holder would have been entitled to any additional shares had it held Preferred Shares immediately prior to such conversion, the Company will issue the Holder such additional number of Ordinary Shares, at par value, as it would have had had it held the Preferred Shares.

In the event of a Minimum Equity Raising or Exit Transaction in which a number of prices are used, the lowest share price shall be used (excluding any reasonable finder’s fees or broker fees paid in securities).

1.8
“Minimum Equity Raising” shall mean the first Equity Raising by the Company after the date hereof of at least $3,000,000 (gross) in equity, or at the election of the Holder, an Equity Raising of less than $3,000,000. The Company shall advise the Holder promptly in each case of an Equity Raising and notify the Holder of the total sum raised or to be raised, and the Holder shall advise of its election not later than 30 (thirty) days from receipt of Company Notice (as defined under Section 4.1 below).

1.9
“Equity Raising” shall mean issuance by the Company of (i) equity securities, other than (a) issue of securities pursuant to any employee stock option plan of the Company, or (b) exercise of all outstanding warrants, options or any other right to purchase the Company’s stock, or, (ii) at the election of the Holder other securities, convertible debentures, warrants, options or any other rights, whatsoever, to receive shares exchangeable for or convertible into equity securities, other than (a) issue of securities pursuant to any employee stock option plan of the Company, or (b) exercise of all warrants, options or any other right to purchase the Company’s stock. The Company shall advise the Holder promptly in each case of the issuance of any securities, convertible debentures, warrants, options or any other rights, whatsoever, to receive shares exchangeable for or convertible into equity securities, providing details of the price at which such securities would be convertible into equity securities, and the Holder shall advise within 30 (thirty) days from receipt of Company Notice (as defined under Section 4.1 below) as to whether it will regard such issuance as an Equity Raising.

WINTEGRA INC.
/s/ Jacob Ben-Zvi

1.10	“Minimum Equity Raising Share Price” shall mean the purchase price of each share issued or issuable pursuant to the Minimum Equity Raising.

1.11
“Financial Statements” shall mean the Company’s audited balance sheets and statements of income as of December 31, 2003, certified by the Company’s independent certified public accountants and the unaudited balance sheets and statements of income as of March 31, 2004.

1.12	“Dollar” and “$” shall mean the United States Dollar.

1.13
“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, the By Laws of the Company and any agreement referenced therein, and any agreement referenced in the SPA (as defined below), all and each as may be amended from time to time.

1.14
“Upside Commission” shall mean an amount equal to (i) US$ 350,000 (Three Hundred and Fifty Thousand Dollars), if an Exit Transaction occurs on or prior to June 30, 2005, or (iii) US$ 400,000 (Four Hundred Thousand Dollars) if an Exit Transaction occurs after June 30, 2005.

1.15
“Last Financing” shall mean the investment agreement between the Company and the investors listed on Schedule A thereto, dated March 25, 2003 (the “SPA”), pursuant to which the Company issued Series C Preferred Shares at a price per share of $1.65005. The Last Financing Price per Share shall be $1.65005 (subject to adjustment in the event of share splits, share consolidations, issuances of bonus shares, and other recapitalizations of the Series C Preferred Stock).

1.16	“Preferred Stock” shall have the meaning subscribed to such term in the Certificate of Incorporation.

2.	Number of Shares Available for Purchase

This Warrant may be exercised to purchase that number of Warrant Shares determined by dividing the Warrant Amount by the Exercise Price.

3.	Warrant Period.

The Warrant may be exercised, in whole or in part, and on one or more occasions, during the period commencing from the Effective Date and ending on the earliest to occur of (i) seven (7) years following the Effective Date, or (ii) twelve months after the consummation of an Exit Transaction; provided however, that if the underwriter in an IPO, or the buying party(ies) in the Liquidity Event require that all outstanding warrants of the Company (not including options issued to employees and consultants), including this Warrant, be exercised and all convertible loans or debentures be converted, prior to or as part of the IPO or the Liquidity Event, as the case may be, then the period for exercise of the Warrant shall terminate upon the consummation of the IPO or the Liquidity Event, subject to compliance by the Company with the provisions of Section 4.1 hereof.

WINTEGRA INC.
/s/ Jacob Ben-Zvi

4.	Notice of Events.

4.1
In the event that the Company (i) files a registration statement (including confidential registration) for a public offering, or (ii) receives written terms and a bona fide offer for a Liquidity Event, the Company shall, at least 20 (twenty) days prior to the Exit Transaction, provide written notice of such filing or offer to the Holder (the “Company Notice”) unless the giving of such notice is barred by applicable law or by a non-disclosure agreement governing such offer. If the giving of such notice is barred, and during the period in which the giving of such notice is barred the Warrant would otherwise have expired, then the Warrant will remain in full force and effect for a further period of 20 (twenty) days after the date when such notice may be given.

4.2
Without derogating from the provisions of section 4.1 and in addition thereto, if at any time the Company shall offer for subscription pro rata to the holders of its shares any additional shares of any class, other rights or any equity security of any kind, or there shall be any capital reorganization or reclassification of the capital shares of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another person or there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company, or other event described in Section 10 of this Warrant, then, in any one or more of said cases, the Company shall give the Holder written notice of the date on which (i) a record shall be taken for such subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of shares shall participate in such subscription rights, or shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Unless prohibited under the law or by a non-disclosure agreement governing such transaction, such written notice shall be given by not later than 30 (Thirty) days prior to the action in question and by not later than 30 (Thirty) days prior to the record date in respect thereto. If the giving of such notice is prohibited under the law or by a non-disclosure agreement governing such transaction, and during the period in which the giving of such notice is prohibited the Warrant would otherwise have expired, the Warrant will remain in full force and effect for a further period of 30 (Thirty) days after the date when such notice may be given.

In the event that the Certificate of Incorporation or any agreement to which the Company is a party provides any shareholders of the Company any co-sale or tag-along rights upon the sale of shares by any other shareholder, and the Holder, if it held Warrant Shares would be entitled to participate in such sale, the provisions of this Section 4.1 shall apply, mutates mutandis, and the Company will give all necessary notices to the Holder to enable it to exercise the Warrant in a timely manner so as to be able to participate in the sale.

WINTEGRA INC.
/s/ Jacob Ben-Zvi

5.	Exercise of Warrant

5.1
Exercise. Subject to the provisions hereof, this Warrant may be exercised in whole or in part, on one or more occasions at any time during the Warrant Period. This Warrant shall be exercised by presentation and surrender hereof to the Company at the principal office of the Company or at such other office or agency as the Company may designate in writing, accompanied by a written notice of exercise in the form attached hereto as Exhibit 5.1 and for the purpose of determining the relevant Exercise Price, the Warrant shall be deemed to have been exercised at such time.

5.2
Exercise for Cash. If the Holder, at its sole discretion, elects to make a cash payment for the Warrant Shares it shall make such payment by not later than 10 (ten) days from giving the Exercise Notice to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares specified in such notice. The Exercise Price for the number of Warrant Shares specified in the notice shall be payable in immediately available funds, in U.S. dollars. If at such time, the Company has outstanding lines of credit with the Holder, but only if the portion of the Warrant being exercised is then held by the Holder and has not been assigned or transferred to any other party, such payment may, at the Holder’s sole discretion, be made by way of conversion of all or any part of such credit lines, including any accrued interest (whether then payable or not) and in such case, such debt owed by the Company to the Holder being converted, whether due or not, shall be declared due and converted.

5.3
Exercise on Net Issuance. In lieu of payment to the Company as set forth in section 5.2 above, and without the payment of any Exercise Price (other than the par value of the Warrant Shares being exercised), the Holder may convert this Warrant in whole or in part, into the number of Warrant Shares calculated pursuant to the following formula, by surrendering this Warrant to the Company at the principal office of the Company, accompanied by a written notice of exercise, specifying the number of Warrant Shares into which the Holder desires to convert this Warrant:

X =	Y(A-B)
A

Where:	X =	the number of Warrant Shares to be issued to the Holder;

	Y =	the number of Warrant Shares to which the Holder is otherwise entitled upon exercise of this Warrant (excluding Warrant Shares already issued under this Warrant);

	A =	the Fair Market Value of one Warrant Share; and

	B =	the Exercise Price.

Upon completion of the calculation, if X is a negative number, then X shall be deemed to be 0 (zero).

WINTEGRA INC.
/s/ Jacob Ben-Zvi

As used herein, the Fair Market Value of a Warrant Share shall mean one of the following, in descending order of priority:

(i)
If the exercise date is a Liquidity Event in which shareholders of the Company receive payment for the transfer of shares held by them, then the highest price at which any such shares are purchased within the framework of the Liquidity Event.

(ii)
If the exercise date is the date of the closing of a public offering of the Company’s Ordinary Shares pursuant to an effective registration statement under the Securities Act, or any similar law of any other jurisdiction, then the public offering price (before deduction of underwriters’ discounts or commissions) in such offering.

(iii)
If the exercise date is within 90 days of any issuance of shares by the Company pursuant to any Equity Raising, then the highest price at which any such shares are issued within the framework of such Equity Raising.

(iv)
If the Company’s shares are listed on a securities exchange or are quoted on the quoting system on which shares of the Company are registered, then the closing or last sale price, respectively, reported for the exercise date.

(v)
If the Company’s shares are not listed on a securities exchange or are not quoted on the quoting system on which shares of the Company are registered, but are traded in the over-the-counter market, then the mean of the bid and asked prices as reported for the exercise date.

(vi)	In any other case, as determined in good faith in a reasoned written determination by the Board of Directors of the Company.

provided, however, that in any of cases (iv), (v) or (vi) the Holder shall be entitled to demand that the valuation be established by independent auditors who are an internationally recognized auditing firm at Holder's expense.

5.4
Partial Exercise, Etc. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable hereunder.

5.5
Issuance of the Warrant Shares. Upon presentation and surrender of the notice of exercise and after the payment of the Exercise Price pursuant to section 5.2, or upon presentation and surrender of the notice of exercise pursuant to section 5.3, as the case may be, the Company shall issue within 3 business days to the Holder the shares to which the Holder is entitled.

As of and from the close of business on the date of receipt by the Company of the notice of exercise and the Exercise Price, if applicable, the Holder shall be deemed to be the Holder of the shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed and that certificates representing such shares shall not then be actually delivered to the Holder. The Company shall pay the stamp duty that may be payable in connection with the issuance of the shares and the preparation and delivery of share certificates pursuant to this Section 5 in the name of the Holder. No fractions of shares shall be issued in connection with the exercise of this Warrant and the number of shares shall be rounded to the nearest whole number.

WINTEGRA INC.
/s/ Jacob Ben-Zvi

All Warrant Shares issued shall be fully paid and non-assessable.

5.6
Automatic Exercise. If at the time of expiry of the Warrant Period  for any portion of the Warrant, a portion of the Warrant has not been exercised, the Warrant will be deemed to have been exercised in accordance with the provisions of Section 5.3 at the date of expiry of the Warrant Period.

5.6
Conditional Exercise. Any (i) purchase of Warrant Shares or (ii) exercise of the upside commission pursuant to Section 9 below, by the Holder in connection with the receipt of a notice of an anticipated Exit Transaction or equity-raising event may be made conditional upon the consummation and closing of such Exit Transaction or equity-raising event of the Company.

6.	Reservation of Shares and Preservation of Rights of Holder

The Company hereby agrees that at all times it will maintain and reserve, free from preemptive rights, lien or other third party rights, such number of authorized but un-issued shares in its capital so that this Warrant may be exercised without additional authorization of Warrant Shares after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of the Company. The Company further agrees that it will not, by charter amendment or through reorganization, voluntary liquidation, consolidation, merger, dissolution, winding up or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company.

7.	Representations and Warranties of the Company

The Company hereby represents and warrants to the Holder that as of the Effective Date:

7.1.
This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms. No measures, including, without limitation, obtaining approval of holders of the Company’s Preferred Stock as per Article IV Part II Section 6 and Article VI of the certificate of incorporation of the Company and Sections 3 and 4 of the Third Amended and Restated Rights of First Refusal & Co-Sale Agreement dated March 25, 2003, are required to be taken by the Company in order to enable the performance by the Company in full of this Warrant.

7.2.
The Warrant Shares when paid for and issued in accordance with the terms hereof shall be duly authorized, will be validly issued, fully paid and nonassessable, not subject to any preemptive rights (other than preemptive rights waived prior to the issue of this Warrant or shortly thereafter) and issued free and clear of all debts, liens, encumbrances, taxes, charges, equities, claims, any rights of third parties and any other liabilities, other than any such liability created by the Holder.

WINTEGRA INC.
/s/ Jacob Ben-Zvi

7.3.
The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not conflict with the Certificate of Incorporation, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any government authority or agency or other person known to the Company, other than the Registrar of Companies.

Without derogating from the generality of the aforesaid, (i) the Company has fulfilled all requirements of the Certificate of Incorporation and any other document by which the Company is bound in respect of pre-emptive rights on the issuance of this Warrant or the right of the Holder to exercise the Warrant and purchase Warrant Shares and every shareholder or other holder of pre-emptive rights has waived or failed to exercise such rights within the time periods specified, after receiving due notice of this transaction and its terms, and (ii) this Warrant has been duly approved in accordance with any special voting rights specified in the Certificate of Incorporation and Agreements.

7.4.
Without derogating from the Holder’s rights, the Company warrants and undertakes, that no holder of shares (or related party) of the Company is or shall be entitled (including, without limitation, in any of the following events: conversion, split, consolidation, reorganization, reclassification, merger, combination or subdivision of shares, distribution of stock dividend or disposition of assets) to any bonus, compensation, or any fiscal or monetary rights from the Company to which the Holder, subject to the exercise of the Warrant, is not entitled other than payment to shareholders who are employees or who provide services to the Company which payment is made to such shareholders not in their capacity as shareholders.

7.5.
The authorized and issued share capital of the Company on a fully diluted basis is as set forth in Exhibit 7.5 attached hereto. Except as set forth in Exhibit 7.5, there are no outstanding options, warrants, rights or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

7.6.
The Financial Statements, as were provided to the Holder prior to the date hereof, (a) were prepared in accordance with the books and records of the Company; in accordance with US generally accepted accounting principles (GAAP) consistently applied; (b) fairly present the Company‘s financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby (subject to year end adjustments); and (c) contain and reflect all necessary adjustments, accruals and reserves for a fair presentation of the Company’s financial condition and the results of its operations for the periods covered by said Financial Statements (subject to year end adjustments), provided however that any unaudited Financial Statements may be subject to amendments upon audit.

7.7.	The certificate of incorporation of the Company, as in force at the date hereof, is attached hereto as Exhibit 7.7.

7.8.	The Last Financing was effected in accordance with the agreements provided to the Holder prior to the date hereof.

8.	Investment Representation

Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act, or any other securities laws. The Holder acknowledges by acceptance of this Warrant that (a) it has acquired this Warrant for investment and not with a view to distribution; (b) it has either a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the transaction; and (c) it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution, that such Warrant Shares will not be registered under the Securities Act and applicable state securities laws or any other securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws, or an exemption from such registration and qualification is available. The Holder, by acceptance hereof, consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

9.	Upside Commission

9.1
If the Warrant (or any portion thereof) is still outstanding at the time of an Exit Transaction, the Holder may elect to convert all or any portion of the rights it may then have under this Warrant into the Upside Commission, and the Holder shall advise of its election not later than 60 (sixty) days from receipt of Company Notice (as defined under Section 4.1 above), provided however, that if the underwriter in an IPO, or the buying party(ies) in the Liquidity Event require that Holder make its election hereunder prior to or as part of or within a more limited time period of the IPO or the Liquidity Event, as the case may be, then the above-mentioned period for election shall terminate as required by such third party, subject to compliance by the Company with the provisions of Section 4.1 hereof.

WINTEGRA INC.
/s/ Jacob Ben-Zvi

9.2	Any conversion of the Warrant into the Upside Commission upon an Exit Transaction shall be conditional upon the consummation and closing of the relevant Exit Transaction.

9.3
The Holder may convert its rights under this Warrant into the Upside Commission by surrendering this Warrant to the Company at the principal office of the Company or at such other office or agency as the Company may designate in writing, accompanied by a written notice attesting to the fact that the Holder wishes to exercise its right pursuant to this section 9 in the form attached hereto as Exhibit 9.3. The Upside Commission shall by paid by the Company to the Holder within 10 days following the closing of the Exit Transaction. Upon payment of the Upside Commission in full, this Warrant shall be cancelled and of no further force or effect.

9.4
If at the time of conversion of rights, a portion of the Warrant has already been exercised, the conversion rights will apply on a pro-rata basis to the balance of the Warrant and Exhibit 9.3 will be amended accordingly.

10.	Adjustment

The number and kind of securities purchasable initially upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

10.1.
Adjustment for Shares Splits and Combinations. If the Company at any time or from time to time effects a subdivision of the outstanding shares, the number of shares issuable upon exercise of this Warrant immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines the outstanding shares, the number of shares issuable upon exercise of this Warrant immediately before the combination shall be proportionately decreased. Any adjustment under this Section 10.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

10.2.
Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of shares entitled to receive a dividend or other distribution payable in additional shares of the Company, then and in each such event the number of shares issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of shares issuable upon exercise of this Warrant by a fraction: (i) the numerator of which shall be the total number of shares of the Company issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of the Company issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of shares issuable upon exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares issuable upon exercise of this Warrant shall be adjusted pursuant to this Section 10.2 as of the time of actual payment of such dividends or distributions.

WINTEGRA INC.
/s/ Jacob Ben-Zvi

10.3.
Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of shares entitled to receive a dividend or other distribution payable in securities of the Company other than shares, then in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of shares receivable thereupon, the amount of securities of the Company that the Holder would have received had this Warrant been exercised for Warrant Shares immediately prior to such event (or the record date for such event) and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 10 and the Certificate of Incorporation with respect to the rights of the Holder. In the event the Company, at any time or from time to time, distributes dividends (in cash or in any other form, including, without limitation, assets of the Company, but other than in securities) the Exercise Price will be reduced by the per Warrant Share amount of the distribution.

10.4.
Other Transactions. In the event that the Company shall issue shares to its shareholders as a result of a split-off, spin-off or the like, then the Company shall only complete such issuance or other action if, as part thereof, allowance is made to protect the economic interest of the Holder either by increasing the number of Warrant Shares, adjusting the Exercise Price, and/or by procuring that the Holder shall be entitled, on economically proportionate terms, determined in good faith by the Company’s Board of Directors, to acquire additional shares of the spun-off or split-off entities, in the event of an exercise of this Warrant.

10.5.
Other Dilutive Events. In case any event shall occur as to which the preceding Sections 10.1 through 10.4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the rights to receive shares represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Company's Board of Directors shall, in good faith, determine what adjustments are necessary to preserve the rights of the Holder to receive shares represented by this Warrant.

WINTEGRA INC.
/s/ Jacob Ben-Zvi

10.6
Adjustment of Exercise Price. Upon each adjustment in the number of Warrant Shares purchasable hereunder, the Exercise Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted.

11.	Share Swap

Subject to the provisions of Section 3, the Company undertakes not to enter into any share swap agreement or arrangement (such as a merger, reorganization, or sale of all, or substantially all, of the Company’s shares) (“Share Swap”), unless the other company to such a Share Swap agreement undertakes to allot to the Holder, upon, and subject to, the exercise of this Warrant, such securities as were swapped for the shares of the Company, as though the Holder had held the Warrant Shares on the record date of the Share Swap. In the event of a Share Swap, the securities issuable upon exercise of this Warrant shall be the swapped securities of such other company (not the Company’s shares). Nothing herein shall derogate from the notice requirements of Section 4.

12.	Notice of Changes and Exchange or Loss of Warrant

12.1
Whenever the number of Warrant Shares for which this Warrant is exercisable is adjusted as provided in Sections 4 and 10, the Company shall promptly compute such adjustment and deliver to the Holder a certificate, signed by a principal financial officer of the Company, setting forth the number of Warrant Shares for which this Warrant is exercisable and the Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment has or will become effective.

12.2
Upon receipt by the Company of a declaration by an officer of the Holder of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of a declaration that the Holder will provide indemnification, and reimbursement to the Company of all reasonable expenses incidental thereto and surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

13.	Assignment

The Holder may offer, sell or otherwise dispose of this Warrant, in whole or in part and on one or more occasions, to any entity in which the Holder has an equity interest of at least 10% or to any other financial institution, bank or venture capital fund provided such assignee does not compete with the Company, subject to any rights of first refusal of any other shareholders in the Company. Approval by the Board of Directors of this Warrant shall constitute approval of such assignment.

14.	Rights of the Holder

The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, unless specifically stated herein.

WINTEGRA INC.
/s/ Jacob Ben-Zvi

15.	Termination

This Warrant and the rights conferred hereby shall terminate at the aforementioned time on the last day of the Warrant Period.

16.	Governing Law

This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of Israel, without giving effect to the rules respective conflict of law, and the parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Tel Aviv in respect of any dispute or matter arising out of or connected with this Warrant.

Wintegra, Inc.

By: /s/ Jacob Ben-Zvi
Title: CEO

WINTEGRA INC.
/s/ Jacob Ben-Zvi

Exhibit 5.1

NOTICE OF EXERCISE

To: Wintegra, Inc.

1.	The undersigned hereby elects to purchase _________ Shares of Wintegra, Inc., pursuant to the terms of the attached Warrant.

2.
In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any other securities laws.

3.	Please issue a certificate representing said Shares in the name of the undersigned, at the following address:

4.	Please issue a new Warrant for the unexercised portion of the attached Warrant (if any) in the name of the undersigned.

(Date)	(Print Name of Holder)

(Signature)

Name: Title: Telephone:

Exhibit 9.3

NOTICE OF CONVERSION OF UPSIDE COMMISSION

To:	Wintegra, Inc.

1.
The undersigned hereby elects to convert any and all rights it may have under the Warrant granted to United Mizrahi Bank Ltd., dated ________ into a one-time commission (“Upside Commission”) of US$ __________ pursuant to the terms of this Warrant.

2.	The undersigned hereby declares that upon receipt of the Upside Commission, the Holder shall not have any further rights under said Warrant.

(Date)	(Print Name of Holder)

(Signature)

Name: Title: Telephone:

MIZRAHI BANK

Name of Customer: Wintegra Ltd.

Address:	Taya Center 6, Hamasger St. P.O.B. 3048 43653 Ra'anana Israel

Local Private Company No: 51-290107-5

UNITED MIZRAHI BANK LTD
Branch No 122
Account No:107195 (Hereinafter: ”Account”)

CONTINUING GUARANTEE TO SECURE ALL DEBTS

PREAMBLE
WHEREAS United Mizrahi Bank Ltd. (hereinafter referred to as “the Bank”) has granted or from time to time shall grant Wintegra Ltd. (hereinafter referred to as “the Customer”) credit under such terms as from time to time were and/or shall be agreed upon between the Bank and the Customer in respect of each credit;

AND WHEREAS we, the undersigned, Wintegra Inc. (the "Guarantor") are willing to guarantee to the Bank the repayment of debts of any kind owing now and hereafter from the Customer to the Bank;

NOW THEREFORE WE CONFIRM, GUARANTEE AND UNDERTAKE AS FOLLOWS: -

1. DEFINITIONS in this Guarantee: -

a
“Credit”, whether in Israeli currency or in any foreign currency, includes every revolving credit, single credit, loan, discount, purchase and or brokerage of bills, overdraft, granting of guarantee and/or letter of indemnity, opening of documentary credit, grant of extension of time, and of various banking facilities, handling of bills of lading transactions in securities, services, or any other payments granted or to be granted now or hereafter by the Bank to the Customer or to his order, whether in Israel or abroad, as well as every and any other transaction or other action whereby or as a result of which debts or obligations are or may be incurred or undertaken by the Customer towards the Bank, whether as debtor, guarantor or endorser and/or in any other manner whether the said debts be owing from the Customer jointly or severally, whether owing presently or hereafter, whether maturing prior to the execution hereof or thereafter, whether certain or contingent, whether owing directly or indirectly, whether express or implied.

b	Words importing the singular shall include the plural and vice versa.
c	Words importing the masculine gender shall include the feminine gender and vice versa.

WINTEGRA LTD.
WINTEGRA INC.
/s/ Jacob Ben-Zvi

d
“Bank” means United Mizrahi Bank Ltd. and includes all branches and/or offices and/or subsidiaries and/or affiliates of the Bank existing on the date of this Guarantee, whether in Israel or abroad, and/or any such branch and/or office and/or subsidiary and/or affiliate of the Bank that shall at any future date be established in any place whether in Israel or abroad, its assigns and any person or legal entity duly authorized to act on behalf of the Bank and its duly appointed representatives.

e	“The Customer” includes the successors, trustees, liquidators and assigns of Wintegra Ltd..
f	“Bills” include promissory notes, cheques, bills of exchange, commitments, guarantees, securities, drafts, bills of lading and any other negotiable and non-negotiable instruments.
g
“Consumer Price Index” means the price index known as “the Consumer Price Index” (cost of living index) including fruit and vegetables, published by the Central Bureau of Statistics, and including such index if published by another official body or institute, and also any official index replacing it, irrespective of whether based on the same data. If there is another index and the Bureau, body or institute as aforesaid do not determine the ratio between it and the replaced index, the Accountant-General of the Ministry of Finance shall determine the ratio between the last index and the replaced index.

h	The expression “Representative Rate of the US Dollar” or “Representative Rate” means the representative of the US dollar determined by the Bank of Israel.
If the Bank of Israel ceases to determine the Representative Rate either temporarily or permanently, the Representative Rate shall be determined by the State of Israel through the Accountant-General of the Ministry of Finance.
i	The expression “Dollar” means the US dollar.
j
“Exchange Rate” means the selling price for drafts and transfers and/or bank notes of any denomination whatsoever in foreign currency as shall be determined by the Bank. In the event that at any such time two or more exchange rates as aforesaid are prevailing at the Bank, the Exchange Rate shall be the highest such rate then prevailing. In the event that at the time of such conversion of foreign currency additional payments, including commissions, levies, taxes, fees and other costs, etc. shall apply, the Exchange Rate shall be deemed to include any such additional payments.

k	The preamble hereto constitutes an integral part hereof.

2. GUARANTEE
We hereby guarantee to the Bank and its assignees, absolutely, unequivocally and unconditionally the full and prompt repayment of any sums owing now and/or hereafter from the Customer to the Bank, inter alia, in connection with the granting of the Credit by the Bank to the Customer in its Account, whether the said debts be owing from the Customer solely or jointly with others, whether incurred by the Customer in the past or are to be incurred thereby in the future, whether owing now or hereafter, whether certain or contingent, whether owing directly or indirectly, with the addition of interest, commissions, damages, linkage differentials, exchange rate differentials and any other charges and costs (all the aforesaid sums hereby guaranteed by us shall hereinafter be referred to as “the Said Sums”). For the avoidance of any doubt, it is hereby agreed and confirmed that we hereby guarantee all linkage differentials and/or exchange rate differentials of any kind whatsoever owing now and/or hereafter from the Customer to the Bank in respect of linked principal and/or linked interest constituting part of the Said Sums. Accordingly, the expression “the Said Sums” shall also be deemed to include the aforesaid linkage differentials and exchange rate differentials.

WINTEGRA LTD.
WINTEGRA INC.
/s/ Jacob Ben-Zvi

3. OBLIGATION AMOUNT
The aggregate amount which we shall be obliged to pay the Bank under the present Guarantee is unlimited (hereinafter referred to as “the Guaranteed Amount”).

4. PAYMENT DATES AND LINKAGE.
We shall pay the Bank any amount it may demand from us from time to time, within 10 (ten) days of the date of the dispatch of its first demand notice on account of the Guaranteed Amount as follows:

a	In the event that our Guarantee is unlimited in amount, all the Said Sums (as defined in Clause 2 above) as the Customer shall owe the Bank, up to the full and actual discharge thereof.
b
In the event that the Guaranteed Amount is not paid by us within 10 (ten) days of the date of dispatch of demand notice, the Guaranteed Amount shall be recalculated by the Bank up to the date the demand notice has been dispatched (hereinafter referred to as “the Revalued Amount”) and from such date henceforth the Revalued Amount shall bear interest at the maximum rate prevailing from time to time in respect of Consumer Price Index Linked loans pursuant to the Interest Law, 5717-1957, and any regulations or orders enacted by virtue thereof.

The Revalued Amount together with the interest accrued thereon shall be linked to the Consumer Price Index known on the date the demand notice is dispatched (hereinafter referred to as “the Base Calculation Index”) up to the date of actual payment, namely, in the event that the Consumer Price Index known on the date of actual payment of the Revalued Amount together with accrued interest (hereinafter referred to as “the New Calculation Index”) has increased as compared with the Base Calculation Index, the interest and the Revalued Amount shall be increased proportionately to the extent of the increase in the New Calculation Index as compared with the Base Calculation Index.
I.
5. WAIVER OF PRIOR DEMAND NOTICE FOR REPAYMENT TO CUSTOMER
We shall pay the Bank all such amounts as the Bank may demand from us as aforesaid, without imposing upon the Bank any duty to provide us with any accounts or proof whatsoever of the non-performance by the Customer of his obligations. The Bank shall be entitled to demand from us the performance of our Guarantee, without the Bank being obliged to instituted legal proceedings against the Customer to realize other collateral. The institution of any proceedings by the Bank in order to collect the Said Sums shall not derogate from our obligations to pay the Said Sums forthwith and we shall not be entitled to delay the payment of the Said Sums until the finalization of any other proceedings instituted by the Bank.

6. FOREIGN CURRENCY TRANSACTION
In every instance that Credit is granted or is to be granted to the Customer in any foreign currency (hereinafter referred to as a “Foreign Currency Transaction”), we hereby undertake to pay the Bank or to its order in that same foreign currency all the sums which are due and which shall become due from the Customer with respect to the Foreign Currency Transaction, including principal, interest, if any, and also any commissions and expenses deriving from the linkage of the principal and the interest, or any one of them to the Exchange Rate.

WINTEGRA LTD.
WINTEGRA INC.
/s/ Jacob Ben-Zvi

In the event that the Bank shall be compelled to take legal action against us on the basis of this Guarantee in order to recover sums in respect of a Foreign Currency Transaction and court and q or the execution office shall order us to pay any sums in respect of the Foreign Exchange Transaction, in Israeli currency or in consideration of Israeli currency, we hereby undertake to pay the Bank the amount, in New Israeli Shekel, or the proceeds thereof, which shall be sufficient for the conversion into foreign currency of the said amount in accordance with the Exchange Rate as defined in Clause 1(j) above, prevailing on the date of actual payment.

7. LIABILITY IN EVENT OF ARRANGMENT, LIQUIDATION OR BANKRUPCY:
Any arrangement made with respect to the debts of the Customer, including an arrangement by the court or the liquidation or bankruptcy thereof, shall not derogate from our obligations pursuant to this Guarantee and the Bank shall be entitled to demand from us the Guaranteed Amount in full in accordance with the amount of the Said Sums as would have been due from the Customer to the Bank if it were not for such arrangement, liquidation or bankruptcy. In the event of any bankruptcy or liquidation, as applicable, and similar arrangements, the Bank shall be entitled to prove in such bankruptcy or liquidation proceedings the amount of the debt of the Customer, taking into consideration amounts that were paid pursuant to this Guarantee and the Bank shall be entitled to consent to any compromise settlement.

8. UNCONDITIONAL GUARANTEE
The Bank is not bound to accept any additional collateral or guarantee from the Customer in respect of the payment of the Said Sums. If it was known to us upon or prior to our signing this Guarantee that the Bank was about to obtain other collateral from the Customer or further guarantees, including any instance in which names of additional guarantors were to be supplemented to this Guarantee and the Bank shall not have received such additional collateral and/or the additional guarantors shall not have signed any other guarantees or this Guarantee, the validity of this Guarantee shall not thereby be derogated from and we shall perform all our obligations hereunder.

9. PRESERVATION OF GUARANTEE
The Bank may from time to time whether with or without our consent and with or without any notice to us:-
a	discontinue, vary, decrease, increase or renew any Credit to the Customer;
b	extend the time for payment or grant other similar accommodations to the Customer;
c	exchange, renew, modify, release, terminate, enforce or refrain from enforcing any collaterals or guarantees held or which shall be held by the Bank, whether obtained from the Customer and/or from us;
d	to compromise, waive, release or make any other arrangement with the Customer and/or with us, of its obligations;
e
to allow non-discharge of any indebtedness incurred by the Customer in respect of the granting of the Credit, or to allow the release of any collateral given in connection with the granting of the Credit;

f
to refrain from notifying us of the non-performance of any obligations whatsoever by the Customer and to postpone or suspend the submission of demands against us hereunder, without the same being deemed to constitute a precedent, waiver, limitation of action or negligence on the part of the Bank.

WINTEGRA LTD.
WINTEGRA INC.
/s/ Jacob Ben-Zvi

Upon the occurrence of any of the aforesaid events, if as a consequence thereof a loss shall be incurred by the Bank, this Guarantee shall remain fully valid and effective and shall not be affected or altered or reduced as to the amount thereof and all our obligations shall remain unaffected and shall not be reduced. In order to avoid all doubt, it is hereby stipulated that if the Bank performs any of the aforesaid acts, we shall not be entitled to the right of cancellation stipulated in the Guarantee Law, 5727-1967, in respect of the said acts, provided however, that the above shall in no event derogate from our rights pursuant to Sections 4, 6(b), 7, 8, 9, and 11, stipulated under the Guarantee Law, 5727-1967.

10. WAIVER OF DEFENCE CLAIMS
This Guarantee shall not be derogated from, reduced or altered and shall remain valid and effective:
a
in the event that the Customer’s indebtedness to the Bank is impaired or invalid for any reason whatsoever, excluding an impairment stemming from actions or omissions of the bank, and including, inter alia, by reason of the capacity or representation of the Customer;

b	in the event that the Bank’s right to claim the payment of the Guaranteed Amount from the Customer has terminated due to prescription;
c
In the event that the Customer denies its liability towards the Bank or in the event that the Customer has or raises any claims against the Bank, unless such claims have been accepted by a competent court of law.

In each of the aforesaid instances, the abovementioned indebtedness shall, for the purposes of this Guarantee, be deemed to be valid, unimpaired, fully effective and non-appeal able and that all our obligations hereunder shall remain fully effective and we hereby waive, in advance, rights that the Guarantee Law, 5727-1967, confers or allows in such circumstances, provided however, that the above shall in no event derogate from our rights, pursuant to Sections 4, 6(b), 7, 8, 9, and 11, stipulated under the Guarantee Law, 5727-1967.

11. PRESERVATION OF OBLIGATIONS
In the event that we or any one of us or the Customer is a legal entity, whether incorporated or unincorporated, or any type of organization or entity constituting an affiliation of entities, our obligations hereunder shall not be derogated from by reason of any change in our name, constitution or composition or in that of the Customer.

12. CONSIDERATION
Without deeming consideration to be a precondition to the validity of this Guarantee in whole or in part, we hereby confirm that the Bank’s consent to advance credit from time to time to the Customer or any party constituting the Customer shall be deemed to be full consideration for our obligations hereunder, in whole or in part.

13. COLLATERAL
Deleted.

WINTEGRA LTD.
WINTEGRA INC.
/s/ Jacob Ben-Zvi

14. BANKER’S LIEN, PLEDGE AND SET-OFF
Deleted.

15. DEBITING AND CREDITING OF PAYMENTS
The Bank may at any time at its reasonable discretion:
a	Debit any account in our name with any amount owing from the Customer now or hereafter to the Bank hereunder;
b	credit any amount paid by us or on our account in any manner and form to such account as the Bank shall reasonably deem fit;
c
Transfer any amount standing to our credit in any account in our name to any other account maintained in our name; credit any amount received from the Customer or on its behalf or on account thereof or upon the realization of any collateral held by the Bank to such account as the Bank shall reasonably deem proper.

16. CONTINUING GUARANTEE
This Guarantee shall be a continuing and revolving security and shall continue to be effective notwithstanding any settlement of accounts with the Customer and shall bind us and our assigns (which expression shall be interpreted as including guardians, heirs, administrators and executors of wills, trustees, receivers, liquidators and successors) until the expiration of one month from the day on which the Bank, through the branch at which we executed the present Guarantee, receives written notice from us of the termination of the Guarantee which shall be signed by us. The said notice by us shall not affect our guarantee and liability in respect of debts, businesses and obligations incurred, made and undertaken by the Customer before the termination of the said period of one month, even though their maturity dates may occur after the expiration of the period of one month.

17. CONDITIONAL RELEASE
a
In the event that our obligation to the Bank pursuant to this Guarantee is for any reason whatsoever revoked or terminated or the Bank shall confirm that our obligation as herein specified has terminated, or there shall be no further sums whatsoever due to the Bank from the undersigned or the Customer, we hereby agree that in any event of the Bank being ordered by any final non-appealable court decision by the competent court of law to repay to any person or body whatsoever any amount whatsoever paid to the Bank in discharge of the Said Sums or on account thereof ("Repaid Sums"), we hereby undertake that with respect to such Repaid Sums this Guarantee will remain valid.

b
In any event of our obligations being terminated for any reason whatsoever, the Bank shall be entitled to continue to grant Credit to the Customer, notwithstanding the said termination and/or maturity and we shall continue to be liable in respect of all such sums for which the Customer shall be indebted on the date of the termination, even although payments shall be made and costs shall be incurred to the debit of any of the Customer’s accounts maintained with the Bank subsequent to the said termination and/or maturity, whether such payment or costs are made or incurred by or on behalf of or for the Customer, provided however, that Guarantor shall not be liable to any such additional or continued Credit or other loans made by the Bank to Customer on the date of termination or thereafter.

WINTEGRA LTD.
WINTEGRA INC.
/s/ Jacob Ben-Zvi

18. AUTONOMOUS NATURE OF COLLATERAL
This Guarantee shall be deemed to be autonomous of any other collateral or guarantees and shall not be prejudiced or affected by any such other collateral or by reason of the Bank receiving impaired or invalid collateral or guarantees.
We hereby waive any right to receive by way of transfer to us or participate in any other Securities, which the Bank holds in respect of the discharge of the Said Sums and we shall not perform any act with the object of obtaining any rights in the said collateral, notwithstanding payment by us of the full Guaranteed Amount.

19. INDEMNITY
Deleted.

20. BANK ENTRIES
All entries recorded in the books of the Bank shall be deemed to be accurate in very respect and shall serve as prima facie evidence with respect to the accounts of the Customer. Copies of such entries and/or, at the discretion of the Bank, every item in such entry or of such page or in a separate document shall serve as prima facie evidence as to the existence of such entry and as to the accuracy of the details appearing thereon.
The term “the books of the Bank” shall be deemed to also include any book, ledger, statement, copy of statement, or other confirmation signed by the Bank with respect to any account, loan agreement, deed of undertaking, bill signed by the Customer, index card, page, roll and any other means of electronic data storage and computerization and other means of data storage. The term ‘entries’ shall be deemed to also include any entry or copy of an entry whether written or copied by hand or typewriter or whether recorded by printing, stenciling, duplicating, Photostatting (including microfilming) or any other mechanical, electrical or electronic means or by electronic computer recording means or any other means of recording or presenting words or numbers or any other symbols whatsoever which exist and/or are customarily utilized at the Bank.

21. TECHNICAL CHANGES
For the avoidance of any doubt and for the purposes of clarification, it is hereby stated that in the event that for any bureaucratic, administrative or technical reasons a change shall occur in the number of the Account (as is included in the definition of “Credit” in this document) or the Account is transferred to another branch of the Bank, all the provisions of this Guarantee shall be deemed to relate to the said account pursuant to the new number so given or at the other branch to which the account has been transferred, even in the event that it shall be stated in this document that our Guarantee relates to credit which the Customer has received in a particular account or at a particular branch.

22. ASSIGNMENT OF RIGHTS
This Guarantee may be assigned by the Bank without the need to obtain our prior consent.

23. JOINT AND SEVERAL LIABILITY
Deleted.

WINTEGRA LTD.
WINTEGRA INC.
/s/ Jacob Ben-Zvi

24. PRESCRIPTION.
The fact that the Bank does not immediately exercise its rights hereunder or in connection herewith in any given event shall not be deemed a waiver of such rights, or a consent or acknowledgement by the Bank, or shall be deemed to create any precedent and the Bank shall be entitled to exercise the rights deriving from this document and/or in connection herewith and/or the law at such time as it may deem fit.

25. RATIFICATION.
We hereby undertake to sign all such documents and forms as the Bank may, at its reasonable discretion, request, if and insofar as under any law of the State of Israel our signing of any such document or form is or shall be required in order to make the present document fully valid and effective.

26. NOTICES
For the purpose of this Guarantee, the expression "written" or "in writing" shall mean "by letter, facsimile, SWIFT, cable or telex”.
Any demand for payment of any amounts due and payable under this Guarantee and any notice in writing required or permitted to be made hereunder shall, if made by letter, be deemed to be sufficiently made if addressed as follows:

In the case of a demand or notice to the Guarantor at the address set forth above; and:

Attention: Address:	Mr. Jacob Ben-Zvi 6850 Austin Center Blvd. Suite 215 Austin TX 78731 USA

Tel No:	512.345.3808
Fax No:	512.345.3828

With a copy to the Customer
Wintegra LTD.

Address:	Taya Center 6, Hamasger St. P.O.B. 3048 43653 Ra'anana, Israel

Tel No:	972.9.743.9998
Fax No:	972.9.743.9992

Attention:	Mr. Alon Rozner

WINTEGRA LTD.
WINTEGRA INC.
/s/ Jacob Ben-Zvi

In the case of a demand or notice to the Bank:
UNITED MIZRAHI BANK LTD

Branch No 122
Hagalim Blvd..
Herzlia, Israel
Att: Mr. Moshe Godinger
Tel No: 972-9-9574884
A written statement by the Bank shall constitute conclusive proof of the time and posting of the notice.

27. SERVICE OF PROCESS
The Guarantor hereby irrevocably designates, appoints and empowers Adv. Ayal Shenhav, Herzlia, Israel, to receive for and on behalf of the Guarantor, service of process issued out of the courts of the state of Israel addressed to Guarantor. Notwithstanding the above, if Guarantor wishes to replace the process agent, the Guarantor will appoint another process agent with an office in Israel where process may be served and will forthwith notify the Bank thereof.

28. STAMPING AND EXPENSES
Stamp duty payable in respect of this Guarantee and all such other expenses as relate to the enforcement hereof or the realization of any collateral delivered in connection herewith, including the Bank’s advocate’s fees, shall be borne by us and secured by this Guarantee.

29. WAIVER OF PRIOR NOTICE
We hereby waive the need for dispatching any notaries or other warnings in all matters in connection with this Guarantee.

30. GOVERING LAW
This Guarantee shall be governed by, and construed in accordance with, the laws of the State of Israel.

31. JURISDICTION
The Guarantor agree that the Courts of the City of the City of Tel-Aviv shall have exclusive jurisdiction over any dispute arising from or in connection with the existence, the interpretation, the performance, enforcement or the termination of this Guarantee, but nothing herein contained shall derogate from the right of the Bank to institute, at its sole choice and direction, proceedings against the guarantor in any other competent courts whosesoever situated.

32. MARGINAL NOTES
The marginal notes in this Guarantee have been inserted for ease of reference only and shall not be utilized as a means of interpreting the intentions of the parties or the interpretation of this Guarantee.

WINTEGRA LTD.
WINTEGRA INC.
/s/ Jacob Ben-Zvi

33. DECLARATION
We, the Guarantor, hereby declare and confirm that we have carefully examined this Guarantee and all the clauses hereof and that we have fully understood the contents and significance thereof.

32. SPECIAL CONDITIONS:

SIGNED BY THE GUARANTOR

WINTEGRA INC.

By: Jacob Ben-Zvi
At: WINTEGRA INC.

12/8/2004
DATE

United Mizrahi Bank Ltd.

Certification

I, ________________________, Advocate, do hereby certify that on the __ day of ________ the original document of this copy was presented to me and that the amount of stamp duty on the original was NIS ___. I further certify the following particulars:
1.   The original document was stamped with an adhesive/glued stamp.
2.   The original document was stamped by the Treasury and the serial number appearing alongside the stamp was:
3.   The original document was stamped with an excise machine at United Mizrahi Bank in the city of Tel Aviv dated ________
and the number appearing alongside the stamp or on the face of the stamp is _______ dated____________ signature ________________________

SECURED DEBENTURE

Made this 17 day of August 2004

By Wintegra Ltd. PC: 512901075 of Taya Center 6, Hamasger St., P.O.B. 3048, 43653 Ra'anana, Israel (hereinafter referred to as “the Company”)

In favour of United Mizrahi Bank Ltd (hereinafter referred to as the “Bank”) in accordance with the Company’s memorandum and articles of association and all the other provisions that grant the Company power in such respect and in accordance with a resolution of the Company’s board of directors of 29 July 2004.

Whereas the Company has obtained and from time to time will obtain from the Bank credit, documentary credit, various loans, current and other account overdrafts, indemnities, bonds and guarantees for the Company or for others at the Company’s request, the discounting of bills, the grant of various banking facilities and extensions and other miscellaneous banking services (hereinafter jointly and severally referred to as the “Banking Services”) on such terms as have been and/or are in future from time to time agreed in respect of each banking service.

And whereas it has been agreed between the Company and the Bank that the Company will, by this Debenture, secure all its debts and liabilities to the Bank of every type and kind whatsoever, whether in Israeli currency or in any foreign currency whatsoever, as set out below, in addition to all the collateral that has been and/or is in future given to the Bank.

Now therefore this Debenture witnesseth as follows -

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

1.	(a)
This Debenture has been issued to secure the full and punctual payment of all the amounts, whether in Israeli shekels or in any foreign currency, now and in future due to the Bank from the Company in any manner or way and for any reason, whether or not the amounts are due from the Company in connection with the provision of the Banking Services, whether due from the Company alone or together with others, whether the Company has already become liable for them or becomes liable for them in the future, as debtor and/or guarantor and/or otherwise (including the Company’s liability in accordance with bills that have been or are in future delivered to the Bank either by the Company or by third parties for discounting or as security and/or pursuant to any other liability of the Company to the Bank), that are now and/or in future due, payable prior to or after realisation of the collateral hereby given, absolutely or contingently due, directly or indirectly due, due pursuant to the Company’s original obligation or formulated in a court judgment or otherwise -

IN AN UNLIMITED AMOUNT

plus interest, commissions and all expenses whatsoever, including the costs of realisation, advocates’ professional fees, insurance fees, stamp duty and other payments pursuant to this Debenture, with the addition of linkage of any type now or in future due from the Company to the Bank in any way in respect of linked principal and linked interest (all the aforegoing amounts being hereinafter referred to as “the Secured Sums”).

2.	The Company hereby undertakes to pay the Bank every one of the Secured Sums:

(a)	on its agreed due date, if it has been agreed between the Bank and the Company that the particular amount is payable on a particular date;

(b)	at the end of seven days from the date of the Bank’s sending its first written demand to the Company, if a due date has not been agreed as provided in paragraph (a) above.

3.	(a)	The Company or anyone whose right might be impaired by the grant of this Debenture or its realisation shall have no right pursuant to section 13(b) of the Pledges Law, 5727-1967 or any other statute.

(b)
In the event that the Bank agrees to the Company’s application for accelerated payment of any amount on account of the Secured Sums to be repaid by Company other than pursuant to the terms of prepayment set forth in the Framework Agreement (defined below), it may charge and collect from the Company interest until the due date of the amount accelerated or interest for six months after the payment, whichever is the shorter period.

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

4.	(a)
The Bank may compute interest on the Secured Sums at such rate as has been or is in future from time to time agreed between it and the Company. In cases in which the interest rate has not been agreed, the Bank may fix the interest rate and give notice thereof to the Company. The Company shall be charged such interest rates as aforesaid and the Bank may add them to principal at the end of each quarter or at the end of any other period, as determined by it.

(b)
In the event of default in payment of all or any of the Secured Sums, they shall bear default interest at the rate agreed upon in the agreement for the provision of the Banking Services. In the absence of a provision with regard to default interest in those agreements, the Secured Sums shall bear interest at the maximum rate prevailing at the Bank in respect of unauthorised withdrawals and defaults on an approved overdraft account, but not less than 2% more than the interest rate fixed in the agreement for the provision of any banking service.

(c)
In the event that the Bank becomes entitled to realise the collateral under this Debenture it may increase the interest rates of the Secured Sums to the maximum rate for the time being prevailing at the Bank in respect of unauthorised withdrawals and defaults on an approved overdraft account.

5.	To secure the full and punctual discharge of all the Secured Sums, the Company hereby grants to the Bank:

(a)
a first ranking floating charge (Pari Passu with Plenus Technologies Ltd.) over the whole enterprise and all the equipment, assets, monies, property and rights, including revenue therefrom, of every type whatsoever without exception that the Company now or in future at any time has in any way whatsoever, including its insurance rights in respect thereof, the rights pursuant to the Property Tax and Compensation Fund Law, 5721-1961 and every right to compensation or indemnity that the Company in future has against any third party by reason of the loss, damage or expropriation of its property or any of it (hereinafter referred to as the “Charged Assets”);

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

(b)	a first ranking fixed charge and pledge over the Company’s goodwill, as currently and at any time in future existing (hereinafter referred to as the “Charged Goodwill”);

(c)	deleted;

(d)	a first charge over all the rights, including intellectual property rights, of the Company as set forth in Appendix A (hereinafter referred to as the “Charged Intellectual Property Rights”).

(e)
a fixed charge and pledge over the marine or air bills of lading, documents of title in respect of goods, warehousing certificates, delivery notes, goods, orders, documentary letters of credit, postal receipts or other documents that are customary in international trade and attest to title to goods or merchandise (hereinafter referred to as “the documents”), which are from time to time in future given to the Bank for collection, safe custody, security or otherwise, including all the insurance rights whatsoever against the Israeli Foreign Trade Risks Corporation Ltd or any other insurance company and every right to compensation or indemnity that the Company in future has against third parties by reason of loss, damage or expropriation of the goods or merchandise. On their being given to the Bank as aforesaid they shall be deemed subject to a first ranking fixed charge and pledge in favour of the Bank in accordance with the terms and conditions of this Debenture;

(f)
a fixed charge and pledge over all those securities, documents and bills of others that the Company has given or does in future from time to time give to the Bank, whether for collection, safe custody, security or otherwise (hereinafter referred to as “the Charged Documents”) and on being given they shall be deemed subject to a first ranking fixed charge and pledge in favour of the Bank in accordance with the terms and conditions of this Debenture and the provisions hereof shall apply mutatis mutandis to the charge and pledge of them.

(g)
the “Charged Assets”, the “Charged Goodwill”, the “Charged Intellectual Property Rights”, the “Documents” and the “Charged Documents”, and every other charge mentioned in this clause is hereinafter referred to as the “Charged Property”.

6.	The Company hereby warrants as follows:

(a)	that the Charged Property is not charged or pledged to others or attached in any way, save as set out below:

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

(1)
The Borrower's long-term deposit in an amount of $75,000 is restricted in favor of bank Leumi of Israel along with other specific fixed assets, according to a loan agreement for the amount of $200,000 which the Borrower received from said bank for the purpose of purchasing property and equipment. The property and equipment which were purchased using said $200,000 loan, are under fixed charge in favour of Leumi of Israel Ltd.;

(2)	Floating and Fixed Charges in favor of Plenus, in accordance with a Loan Agreement dated 4 June 2002;

(3)
The Borrower possesses leased computers, central telephone system and computer related materials pursuant to lease agreements with Unilease, Techlease Financial Services Ltd. and International Leasing Ltd.. All of the leased equipment under said lease agreements are mortgaged in favour of the relevant lessors;

(4)	The Borrower provided a bank guarantee of US$ 170,000 in favor of the lessors of its premises.

(b)	that the Charged Property is owned by the Borrower and/or leased and/or licensed to the Borrower by third parties;

(c)	that there is no legal, contractual or other restraint or condition governing the charge or pledge of the Charged Property;

(d)	that it may pledge or charge the Charged Property as hereunder undertaken;

(e)	that to the best knowledge of the Company, no assignment of right or other transaction has been made that materially derogated from the value of the Charged Property;

(f)	that it received the necessary consents and/or waivers (if any) from the shareholders or investors pursuant to the articles of association of the Company or the various investment agreements.

7.	The Company hereby undertakes to the Bank as follows:

(a)	to keep the Charged Property in its possession, other than required in the ordinary course of Company's business;

(b)	deleted;

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

(c)	that subject to prior coordination with the Company, to allow the Bank’s representative, escorted by Company's representative, to attend and examine the condition of the Charged Property in situ;

(d)
Subject to Appendix A, not, without obtaining the Bank’s prior written consent, to sell, lease out, move elsewhere or howsoever deliver up the Charged Property or any of it, save for sales, transfers and leases of Company's products made in the ordinary course of the Company’s business;

(e)
not to sell, lease out, move elsewhere, deliver up or grant to others any right to use the Charged Property without obtaining the Bank’s prior written consent, except for transactions in connection with Company's products made in the ordinary course of Company's business;

(f)
forthwith to notify the Bank of the imposition of an attachment over the Charged Property and/or the Charged Assets and/or any of them and forthwith to notify the attacher of the charge in favour of the Bank and at the Company’s expense forthwith and without delay to take all steps in order to remove the attachment. If the Company does not take such steps as aforesaid, the Bank may (but need not) take all steps to remove the attachment, and the Company shall be liable immediately to pay the Bank all the expenses involved therein (including the professional fees of the Bank’s advocates);

(g)
not howsoever to charge the Charged Property or any of it with rights that are pari passu with or prior or inferior to the Bank’s rights and not to assign any right that the Company has in the Charged Property without obtaining the Bank’s prior written consent, except for charges the Company is entitled to effect pursuant to that certain Framework Agreement dated August 12, 2004 ("Framework Agreement") in connection with Additional Loans (as defined in the Framework Agreement);

(h)	deleted;

(i)
to pay on due date all the taxes, municipal rates, levies and other mandatory payments legally imposed over the Charged Property, if any, and to furnish the Bank, on demand, with all the receipts for such payments, and if the Company does not duly make such payments, the Bank may make them at the Company’s expense and charge it the payments, plus expenses and interest at the maximum rate. Those payments are secured by this Debenture;

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

(j)
to keep books of account and that subject to prior coordination with the Company and escort of its representative, permit the Bank or its representative to examine the books. The Company undertakes to assist the Bank or its representatives and to give them on demand balance sheets, documents and any information required by them, including explanations in connection with the financial and operational state of the Company and/or its business;

(k)	that there shall be no material adverse change to the business of the Company without the Bank’s prior written consent;

(l)
to the best of its knowledge, the Company is the owner and/or holds the rights of use under license or agreement, of all the intellectual property required by the Company for the purpose of its business, as currently conducted;

(m)	to the best of its knowledge, the Company is not currently in breach and there are no proceedings against it in connection with any breach of any intellectual property rights of any third party;

(n)	the Company has attached hereto a full list of all its intellectual property and shall submit to the Bank any update or variation to the list that may occur, on a quarterly basis.

8.	Throughout the subsistence of this Debenture, the Company undertakes as follows:

(a)	deleted;

(b)
not howsoever to pay its shareholders any loan or funds that the shareholders have lent or do in future lend to the Company or any funds that they have invested and/or do in future invest in the Company. Notwithstanding the above, conversion of loans provided to the Company into Company's equity as part of an equity transaction shall not be deemed payment of loan or funds pursuant to this Section;

(c)	not to give its shareholders any loan or credit whatsoever without the Bank’s written consent;

(d)
to procure that its shareholders undertake to the Bank not to demand or claim any such monies as aforesaid from the Company and if for any reason amounts are nevertheless due to them from the Company, to return the said amounts to the Bank for them to be applied in discharge of the said amounts.

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

9.	(a)
The Company hereby undertakes at all times to keep the Charged Property insured in a customary business insurance against customary risks, including theft, fire, and other customary risks covered in this kind of insurance. The Company shall duly pay all the insurance fees and deliver to the Bank all the insurance certificates and the receipts for payment of the insurance fees, upon each annual renewal of such insurance.

(b)
Without prejudice to the aforegoing and in addition thereto the Company undertakes to give the insurance company through which the Charged Property is insured irrevocable instructions to transfer all monies that are due to the Company pursuant to the Charged Property insurance policy solely to the Bank pursuant to the terms of this Debenture or other agreements with the Bank. The Company further undertakes to provide the Bank with the said insurance company’s undertaking and to notify the Bank of the date of termination of any insurance policies taken out by it at least 30 days prior to their expiration.

(c)	In each of the under-mentioned cases the Bank may, at its sole discretion, insure the Charged Property in the name of the Bank and charge the cost of the insurance fees to the Company’s account:

(1)	if the Charged Property is not insured as above undertaken by the Company;

(2)	if within 30 business days of the execution of this Debenture the Company does not provide the Bank with insurance certificates in respect of the Charged Property to the Bank’s absolute satisfaction;

(3)
In the event that the insurance is arranged by the Bank as aforesaid, the Bank shall not be liable for any fault or defect discovered in connection with the insurance. Amounts that are paid as such expenses and insurance fees as aforesaid are secured pursuant to this Debenture.

(d)
All the rights deriving from such property insurance as aforesaid, including rights under the Property Tax and Compensation Law, 5721-1961 as in force from time to time or in accordance with any other law, whether or not transferred to the Bank as aforesaid, are hereby made subject to a first ranking fixed charge and pledge in favour of the Bank.

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

(e)
In connection with the Company’s property insurance it hereby appoints the Bank as its sole attorney and grants it exclusive rights, in the name of the Company, to negotiate, agree to settlements and compromise with and waive and accept funds from insurance companies and apply them in discharge of the Secured Sums. The said power of attorney is irrevocable since third party rights are dependent thereon. The Company shall have no complaints in connection with settlements, waivers and compromises that the Bank makes with insurance companies.

(f)
The Company undertakes, on the Bank’s first demand, to sign all applications, documents and certificates necessary or desirable for the performance of the Company’s obligations contained in this clause. The Company further undertakes not howsoever to cancel or modify any of the aforegoing insurance conditions without the Bank’s prior written consent.

10.	(a)
The collateral that has been given to the Bank pursuant to this Debenture is of a continual character notwithstanding settlement of all or any of the Company’s accounts with the Bank and it shall remain in force until the Bank confirms in writing that this Debenture is void.

(b)	Should the Bank have been or in future be given collateral or guarantees for payment of the Secured Sums, all the collateral and guarantees shall be independent of each other.

(c)
Should the Bank compromise with or grant forbearance or a concession to the Company, should the Bank alter the Company’s obligations in connection with the Secured Sums or release or waive other collateral or guarantees, the same shall not alter the nature of the collateral created pursuant to this Debenture and all the collateral and obligations of the Company pursuant to this Debenture shall remain in full force and effect.

11.
The Bank shall have rights of possession, lien and set-off over all the amounts, assets and rights, including securities, currency, gold, bank notes and documents for goods, insurance policies, bills, cheques, obligations, deposits, collateral and the proceeds thereof, that are at the Bank at any time to or for the credit of the Company, including those given for collection, security, safe keeping or otherwise. The Bank may withhold the said assets until full discharge of the Secured Sums or sell them and apply all or any of the proceeds of sale in discharge of the Secured Sums.

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

In the event that the amounts that are set off are deposited in foreign currency, the Company hereby grants the Bank authority and instructions to sell the foreign currency balance at the rate obtainable for it by the Bank.

12.
The Bank may at any time charge any of the Company’s accounts with it with any amount now or in future due to it from the Company and apply any amount that it receives from or for the Company to the credit of such account as it deems fit and transfer any amount standing to the Company’s credit in any account with it to any other account with it as the Bank deems fit.

13.
Having regard to the fact that the amounts that are now and in future due to the Bank from the Company on account of the Secured Sums can be both in Israeli currency and in foreign currency, it is hereby agreed and declared that the Bank and the receiver, as the case may be, may convert Israeli currency in their possession to foreign currency as necessary for the full or partial discharge of the Secured Sums that are due to the Bank in foreign currency and convert foreign currency in their possession to Israeli currency, at the official rates of exchange existing in Israel at the time when any such conversions are actually made by either of them.

The expression “rate of exchange” means: the highest price for the purchase of a unit of the currency of such debt existing at the Bank of Israel in respect of bank telegraphic withdrawals on a city for the time being known as one of the financial centres of the state in which the currency of the debt is legal tender or on New York, at the option of the Bank, together with the bank commission for such transaction.

14.
Without prejudice to the generality of the provisions of this Debenture and without derogating from other undertakings by the Company in other agreements with the Bank, the Bank may in any of the under-mentioned cases call for the immediate payment of all or any of the Secured Sums, without prior notice to the Company:

(a)	if the Company does not discharge to the Bank on the due date or dates any of the Secured Sums due to it;

(b)
if a voluntary winding-up resolution is passed by the Company or if a winding-up order is issued against it by the court or if the court calls a creditors meeting for the purpose of finding an arrangement with them ;

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

(c)
if a (provisional or permanent) receiver, receiver and manager or liquidator is appointed over the Company’s assets or any of them, provided that if a provisional receiver was appointed in the presence of one party, Company shall have forty five (45) days to cancel such appointment, during which period Company shall not be deemed in default under this Agreement;

(d)
if an attachment is imposed over all or any of the Company’s assets or over any of the collateral given by the Company to the Bank or if any act of execution is taken against it, provided that if actual attachment has not yet been performed (as opposed to registered attachment), Company shall have forty five (45) days to cancel such attachment imposition, during which period Company shall not be deemed in default under this Agreement;

(e)	if the Company stops paying its debts or carrying on its business for two or more months;

(f)	deleted;

(g)	deleted;

(h)
if it appears to the Bank that there has been a change of control of the Company, in comparison with the situation existing on the date hereof, by a voluntary share transfer or otherwise (save for transfer to a Permitted Transferee (as defined below), and (iii) the transmission of shares by inheritance) or by a resolution of the members who constitute the Company, without the Bank’s prior written approval;

in this subsection (h), "control" shall have the meaning ascribed to it in Section 1 to the Securities Law, 5728-1968.

in this subsection (h), "Permitted Transferee" shall mean (i) in the case of an individual shareholder - a spouse, child, brother, sister or trustee of the shareholder and any corporate entity which is controlled by it; (ii) in the case of any incorporated shareholder (whether company or partnership) - any corporate entity which controls, is controlled by, or is under common control with such incorporated shareholder, or any of its partners, management companies, shareholders, directors or officers;

(i)
if a receivership or bankruptcy order is awarded against any of the Company’s guarantors (in the event that the Secured Sums are inter alia also secured pursuant to guarantees by such guarantors) or in the event of the death of a guarantor or in the case of a guardian being appointed for the person or estate of a guarantor and the Company does not provide the Bank within seven days of the occurrence of any of the aforegoing with a guarantee and undertaking signed by a person or entity agreed in advance by the Bank and in such terms as prescribed by the Bank, pursuant whereto that person or entity will guarantee the Bank the full and punctual payment of the said sums. The provisions of this sub-clause shall also apply mutatis mutandis to such person or entity as though that person or entity were the original guarantor and also to their successors;

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

(j)	deleted;

(k)	if the Bank, on a reasonable basis, takes the view that an event has occurred that might materially and adversely impair the Company’s financial capacity;

(l)	if, at the Bank’s discretion and in its reasonable estimation there is a material adverse deterioration in the value of the collateral that has been given to secure payment of the Secured Sums;

(m)	if the Company is under a continuing default pursuant to its agreements with other creditors and it is required to accelerate the discharge of debts that it owes to other creditors;

(n)
if the Company breaches or does not perform any of its obligations that are contained in this Debenture and/or any agreement and/or instrument and/or contract made in the past and/or future between the Company and the Bank;

(o)	if it transpires that any warranty of the Company in this Debenture and/or any contract made in the past and/or future between the Company and the Bank is materially incorrect.

(p)	if the Company alters its articles of association or some of them and does not give notice thereof to the Bank within 48 hours;

(q)
if the Company passes a resolution to merge with another company, whether as absorbing or target company, as defined in the Companies Law, 5759-1999, unless Company has paid all of its debts to the Bank and terminated the credit prior to such resolution date, or as otherwise agreed between the Bank and the Company;

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

(r)
if any license, consent, approval or registration of any of the intellectual property rights of the Company is denied, becomes void, suspended or is materially prejudiced, which denial or suspension has a material adverse effect on the Company.

15.	(a)
In each of the cases set out in the preceding clause, the Bank may take all the steps it deems fit in order to collect all the Secured Sums, realise the collateral in any way that the law permits and exercise all its rights pursuant to this Debenture, including realising the Charged Property, in whole or parts and applying the proceeds thereof in discharge of the Secured Sums, without the Bank having to enforce or realise any other guarantees or collateral that it might have.

(b)
The Bank may, subject and pursuant to a dully held court order and applicable law, sell the Charged Property and any part of it by auction or otherwise, itself or through others and on conditions at the Bank’s absolute discretion subject to applicable law, and the Bank may itself or by the court or execution office realise the collateral granted to it pursuant to this Debenture or otherwise by the appointment of a receiver or receiver and manager on behalf of the Bank (and the Company agrees in advance to any person or legal entity that the Bank appoints or proposes as receiver and manager as aforesaid) and amongst his other powers, he may subject to applicable law and supervision and approval of the court:

(1)	take possession of all or any of the Charged Property;

(2)	manage the Company’s business or take part in its management as he deems fit;

(3)	sell or let and/or agree to the sale or letting of the Charged Property, in whole or parts, or otherwise transfer it on such conditions as he deems fit;

(4)	make any other arrangement in respect of all or any of the Charged Property.

16.
All income obtained by the receiver and manager from the Charged Property and all proceeds obtained by the Bank and/or the receiver and manager from the sale of the Charged Property or part of it shall be applied:

(a)
firstly, in discharge of all expenses incurred in connection with collecting the Secured Sums, including the expenses and remuneration of the receiver or receiver and manager at such rate as fixed by the Bank;

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

(b)
secondly, in discharge of the further amounts that are due to the Bank in consequence of the linkage conditions, the interest, damages, commission and expenses now and in future due to the Bank pursuant to this Debenture;

(c)	thirdly, in discharge of the principal of the Secured Sums, or in any other order of application as prescribed by the Bank.

17.
In the event that at the time the Charged Property is realised pursuant hereto and the Secured Sums have not yet fallen due or the Secured Sums are only due to the Bank contingently, the Bank may collect from the proceeds of realisation an amount sufficient to cover the Secured Sums and the amount that it collects shall be charged to the Bank as collateral for them and be retained by the Bank until their discharge.

18.
Without derogating from the other provisions of this Debenture, no waiver, forbearance, concession, silence or abstinence (hereinafter referred to as “Waiver”) on the part of the Bank in respect of the non-performance or partial or incorrect performance of any of the Company’s obligations pursuant to this Debenture shall be construed as a Waiver by the Bank of any right and it shall only be treated as acquiescence limited to the specific instance in which it was given.

Any Waiver that the Bank grants to any party to a bill that the Bank holds pursuant to this Debenture shall have no effect whatsoever on the Company’s obligations.

19.	(a) If and insofar as the Company is made liable or treated as a guarantor (hereinafter referred to as the “Guarantor Company”), the Company hereby agrees that the Bank may:

(1)
take proceedings in accordance with the law in order to realise the collateral and/or collect the said amounts, without the Bank first being liable to apply to the guaranteed debtors to discharge the said amounts that are due from them to the Bank;

(2)	stop, modify, increase, reduce or renew any credit or other banking service that has been and/or is in future given to the debtors;

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

(3)	grant an extension of time and/or similar concession in connection with the discharge of the said amounts;

(4)	replace, renew, release, amend, refrain from performing or realising collateral or other guarantees that the Bank now or in future holds, whether received by it from the guaranteed debtors or others;

(5)	compromise with the guaranteed debtors or others.

The guarantor Company hereby agrees that the doing of any of the said acts by the Bank shall not vest it with any right to alter or revoke its obligations to the Bank.

(b)	Deleted.

20.
The Company confirms that the Bank’s books and accounts are acceptable to it, shall be deemed correct and shall serve as conclusive evidence against it of all their particulars, including as regards the computation of the Secured Sums, the details of the bills and guarantees and the other collateral and every other matter relating to this Debenture.

The expression “the Bank’s books” means every statement or copy statement and every loan contract or deed signed by the Company, and the expression “accounts” means every record or copy record, whether entered or copied in handwriting or typewriter or entered or copied by means of printing, duplication or photocopying or by means of any electrical or electronic technical instrument, including microfilm.

21.
The Bank may at any time, at its discretion, without needing the Company’s consent, transfer to another financial bank this Debenture and the rights pursuant hereto, including the collateral, in whole or parts, and any transferee may also transfer the said rights without requiring further consent from the Company and provided that each such transfer shall not derogate from the rights of the Company pursuant to any credit facility it is entitled to from the Bank under agreements and/or credit arrangements between the Company and the Bank, and further provided that any and all of the expenses and costs of any such transfer shall borne by the transferor. The transfer may be made by endorsement of the Debenture or in such other manner as the Bank deems fit, provided that the Company shall receive a written notice of each such transfer as soon as possible close to such transfer.

22.	deleted.

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

23.	(a)	The grant of this Debenture is without prejudice to the Bank’s right to collect the Secured Sums otherwise than by realisation of this Debenture.

(b)
The realisation of this Debenture shall be without prejudice to the Bank’s right to collect from the Company the remainder of the Secured Sums that have not been discharged by realisation of the Debenture.

24.
All expenses in connection with this Debenture, its stamping and registration, the realisation of the collateral (including the professional fees of the Bank’s advocates) and also insurance, maintenance and repair of the Charged Property shall be paid by the Company to the Bank on its first demand, plus interest at the maximum rate prevailing at the Bank for the time being on unauthorised withdrawals and defaults on approved overdraft accounts from the date of demand until full discharge. Until their full discharge all the said expenses shall be secured by this Debenture.

25.	In this Debenture:

(a)	“Bank” means United Mizrahi Bank Ltd and each one of its branches existing on the date hereof and/or opened anywhere in the future and also the Bank’s successors and assigns;

(b)	“bills” means promissory notes, bills of exchange, cheques, undertakings, guarantees, collateral, bills of lading, deeds of deposit and all other negotiable instruments;

(c)	the recitals to this Debenture constitute an integral part of it;

(d)	should this Debenture be signed by two or more persons, the signatories shall be jointly and severally liable for the performance of all the obligations pursuant to this Debenture.

26.
Any notice posted by the Bank to the Company by registered or ordinary mail at the address specified above, of which the Company shall give the Bank written notice, shall be deemed duly received by the Company within 48 hours of the time the letter containing the notice was posted.

27.	The competent court in Tel Aviv is hereby vested with jurisdiction for the purpose of this Debenture but the Bank may also take legal proceedings in any other competent court.

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

28.
Special conditions: _____________________________________________________________ ____________________________________________________________________________
____________________________________________________________________________

AS WITNESS THE HAND OF THE COMPANY

/s/ Jacob Ben-Zvi
The Company

Appendix A

The charge shall also govern all the rights of the Company, inclusive of the intellectual property rights, as currently and at any time in future existing, whether or not they are registered, including where applications for registration have been submitted in respect thereof, as well as:

(a)	any know-how, inventions, patents, trademarks, models, designs, trade names, copyright and technological processes and applications;

(b)	Internet domain names, licenses, franchise agreements, user rights agreements, drawings, computer software, trade secrets and customer lists;

all whether or not the rights of the Company were registered, or whether the aforesaid rights are currently and at any time in future existing.

In respect of the aforesaid intellectual property rights, or any part thereof, the Company undertakes to ensure that the Company itself, as well as any of its subsidiaries:

(a)
shall perform all the appropriate applications and shall pay all the costs and fees necessary to safeguard and protect the intellectual property rights of the Company and/or of its subsidiaries and/or the application thereof;

(b)	shall take all steps necessary, including legal action, to prevent any third party from prejudicing these intellectual property rights;

(c)
shall not sell, transfer, lease or grant a user license, save for any license arrangements with a third party which is not an affiliated party (except for the parent company of Company), made during the regular course of business of the Company.

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

List of Patents on file and preparation

Patent Publication Number	Patent Application Number	Patent Name	Status	International Filing Date
WO 02/29511	PCT/IL01/00930	METHOD SYSTEM AND APPARATUS FOR MULTIPROCESSING	International PCT application filed	October 2001
WO 02/51166	PCT/IL01/01147	METHOD AND APPARATUS FOR DYNAMIC BANDWIDTH ALLOCATION FOR VOICE AND DATA MULTIPLEXING OVER AAL-2 CONNECTIONS	International PCT application filed	December 2001
	60/354256	DYNAMIC ADJUSTMENT OF AAL2 TIMER_CU IN VOICE AND DATA MULTIPLEXING OVER AAL2 CONNECTIONS	US Provisional Application (in preparation for PCT filing)	February 2002

List of Trademarks

Trademark Registration Number	Registration Date	Trademark Application Date and Number	Trademark Name	Status
2600208	30/7/2002	3/7/2000	WINPATH	Registered in the U.S. Patent and Trademark Office
2551737	26/3/2002	28/2/2000	WINTEGRA	Registered in the U.S. Patent and Trademark Office
		7/12/2000	WINPATH	Pending to be registered in the EU.
001735828	23/11/2001	27/6/2000	WINTEGRA	Registered in the European Union office of OHIM
134693	5/3/2001	8/2/2000	WINTEGRA	Registered in the Israeli Registrar of Trademarks
139067	4/9/2001	3/7/2000	WINPATH	Registered in the Israeli Registrar of Trademarks

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

List of Patents on file and preparation

Patent Publication Number	Patent Application Number	Patent Name	Status	International Filing Date
WO 02/29511	PCT/IL01/00930	METHOD SYSTEM AND APPARATUS FOR MULTIPROCESSING	International PCT application filed	October 2001
WO 02/51166	PCT/IL01/01147	METHOD AND APPARATUS FOR DYNAMIC BANDWIDTH ALLOCATION FOR VOICE AND DATA MULTIPLEXING OVER AAL-2 CONNECTIONS	International PCT application filed	December 2001
	60/354256	DYNAMIC ADJUSTMENT OF AAL2 TIMER_CU IN VOICE AND DATA MULTIPLEXING OVER AAL2 CONNECTIONS	US Provisional Application (in preparation for PCT filing)	February 2002

List of Trademarks

Trademark Registration Number	Registration Date	Trademark Application Date and Number	Trademark Name	Status
2600208	30/7/2002	3/7/2000	WINPATH	Registered in the U.S. Patent and Trademark Office
2551737	26/3/2002	28/2/2000	WINTEGRA	Registered in the U.S. Patent and Trademark Office
		7/12/2000	WINPATH	Pending to be registered in the EU.
001735828	23/11/2001	27/6/2000	WINTEGRA	Registered in the European Union office of OHIM
134693	5/3/2001	8/2/2000	WINTEGRA	Registered in the Israeli Registrar of Trademarks
139067	4/9/2001	3/7/2000	WINPATH	Registered in the Israeli Registrar of Trademarks

WINTEGRA LTD.
/s/ Jacob Ben-Zvi

Date: Aug/12/2004
United Mizrahi Bank Ltd
Herzlia Branch
(hereinafter : the "Bank")

Re: Negative Charge
Irrevocable Undertaking for a Guaranteed Party

WHEREAS
Wintegra Ltd. (hereinafter: the “Guaranteed Party”) has received and/or is about to receive Credit from the Bank, as defined in the Bank’s "Agreement and General Business Terms” and/or “Application to Open an Account" and/or “Application to Effect Changes in an Account" and/or “Account Management General Terms and Conditions” and/or “General Conditions for Credit Activities” and all the appendices and amendments thereto and/or various banking services, (hereinafter: “the Credit”);

AND WHEREAS	we, the undersigned, Wintegra Inc. (hereinafter: the “Company”) are guarantors for all the Guaranteed Party’s obligations to the Bank in connection with the Credit;
AND WHEREAS	the Credit is and/or shall be given by the Bank inter alia in reliance upon this undertaking;

WE ACCORDINGLY WARRANT, CONFIRM AND UNDERTAKE TO THE BANK AS FOLLOWS:

1.
As at the date of giving this undertaking, there is no floating charge over the Company’s assets in favour of any third party, nor has the Company given any undertaking to create a floating charge in favour of any third party.

2.
As at the date of giving this undertaking, there is no fixed charge over the Company’s assets in favour of a third party, nor has the Company given any undertaking to create a fixed charge in favour of any third party.

The provisions of this clause and clause 1 above are save for the charges specified below:

2.1	Charges made in favour of Plenus Technologies Ltd., pursuant to that certain Loan Agreement dated 4 June 2002.

2.2	Charges Company has made in favour of leasing companies in respect of computers and related equipment.

3.
The Company shall not in any matter charge its existing assets or its assets as shall exist from time to time in a floating charge and of any type or ranking without obtaining the Bank’s prior written consent.

4.
The Company shall not charge any asset that exists and/or is registered in its name without obtaining the Bank’s prior written consent. Notwithstanding the aforegoing provisions in this clause, the Company shall be entitled to create a fixed charge over new fixed assets in favour of another bank the purchase whereof shall be financed by such bank and such being up to the amount that it has borrowed from it for such purpose.

5.
If for any reason whatsoever the Company shall breach its commitment herein, the Bank shall be entitled to immediate repayment of the credit amounts given to the Company and/or to the Guaranteed Party, in addition to any relief and/or remedy to which the Bank is entitled against the Company and/or the Guaranteed Party pursuant to any agreement or law.

6.
The Company’s undertakings herein are given to secure the rights of United Mizrahi Bank Ltd., and shall continue to be in effect until its termination is approved by the Bank which approval shall be obtained pursuant the Framework Agreement between the Guaranteed Party and the Bank.

Yours faithfully,

Jacob Ben-Zvi WINTEGRA INC.
The Company

I, the undersigned, Noma Floom, the Company’s Advocate, hereby certify that the Company’s resolution with regard to the above undertaking was duly passed and is in accordance with the Company’s current Memorandum and Articles of Association and was duly recorded in the Company’s books.

I certify that the signatures of Jacob Ben-Zvi who have signed this document, together with the Company stamp or alongside its printed name, bind the Company. Furthermore, I certify that I have received a copy of this undertaking and have taken note thereof.

6. September 2004                         Noma Floom
Date        Advocate’s Signature and Stamp

United Mizrahi Bank Ltd
Dear Sirs,

We the undersigned agree to the matters set forth in the above undertaking. Furthermore, we confirm that we are aware that United Mizrahi Bank Ltd’s rights depend upon the performance of the Company’s undertaking pursuant hereto and that we have received the Credit from the Bank inter alia in reliance on this undertaking.

Aug/12/2004                 Jacob Ben-Zvi WINTEGRA LTD.
Date        The Guaranteed Party’s Signature

Date: May 16, 2005
United Mizrahi Bank Ltd
______________ Branch
(hereinafter : the "Bank")

Re: Negative Charge
Irrevocable Undertaking

WHEREAS
Wintegra Ltd. (hereinafter: the “Client”) has received and/or is about to receive Credit from the Bank, as defined in the Bank’s "Agreement and General Business Terms” and/or “Application to Open an Account" and/or “Application to Effect Changes in an Account" and/or “Account Management General Terms and Conditions” and/or “General Conditions for Credit Activities” and all the appendices and amendments thereto and/or various banking services, (hereinafter: “the Credit”);

AND WHEREAS	we, the undersigned, Wintegra (UK) Ltd. (hereinafter: the “Company”) are subsidiary of the Client ;
AND WHEREAS	the Credit is and/or shall be given by the Bank inter alia in reliance upon this undertaking;

WE ACCORDINGLY WARRANT, CONFIRM AND UNDERTAKE TO THE BANK AS FOLLOWS:

1.
As at the date of giving this undertaking, there is no floating charge over the Company’s assets in favour of any third party, nor has the Company given any undertaking to create a floating charge in favour of any third party.

2.
As at the date of giving this undertaking, there is no fixed charge over the Company’s assets in favour of a third party, nor has the Company given any undertaking to create a fixed charge in favour of any third party.

The provisions of this clause and clause 1 above are save for the charges specified below:

3.
The Company shall not in any matter charge its existing assets or its assets as shall exist from time to time in a floating charge and of any type or ranking without obtaining the Bank’s prior written consent.

4.
The Company shall not charge any asset that exists and/or is registered in its name without obtaining the Bank’s prior written consent. Notwithstanding the aforegoing provisions in this clause, the Company shall be entitled to create a fixed charge over new fixed assets in favour of another bank the purchase whereof shall be financed by such bank and such being up to the amount that it has borrowed from it for such purpose.

5.
If for any reason whatsoever the Company shall breach its commitment herein, the Bank shall be entitled to immediate repayment of the credit amounts given to the Company and/or to the Client, in addition to any relief and/or remedy to which the Bank is entitled against the Company and/or the Client pursuant to any agreement or law.

6.
The Company’s undertakings herein are given to secure the rights of United Mizrahi Bank Ltd., and shall continue to be in effect until its termination is approved by the Bank which approval shall be obtained pursuant the Framework Agreement between the Client and the Bank.

Yours faithfully,

Jacob Ben-Zvi
The Company for Wintegra (UK) Ltd.

I, the undersigned, Noma Floom, the Company’s Advocate, hereby certify that the Company’s resolution with regard to the above undertaking was duly passed and is in accordance with the Company’s current Memorandum and Articles of Association and was duly recorded in the Company’s books.

I certify that the signatures of Jacob Ben-Zvi who have signed this document, together with the Company stamp or alongside its printed name, bind the Company. Furthermore, I certify that I have received a copy of this undertaking and have taken note thereof.

May 16, 2005                            Noma Floom
Date        Advocate’s Signature and Stamp

United Mizrahi Bank Ltd

Dear Sirs,

We the undersigned agree to the matters set forth in the above undertaking. Furthermore, we confirm that we are aware that United Mizrahi Bank Ltd’s rights depend upon the performance of the Company’s undertaking pursuant hereto and that we have received the Credit from the Bank inter alia in reliance on this undertaking.

______________                        Jacob Ben-Zvi
Date        The Client’s Signature

Date: May 16, 2005
United Mizrahi Bank Ltd
______________ Branch
(hereinafter : the "Bank")

Re: Negative Charge
Irrevocable Undertaking

WHEREAS
Wintegra Ltd. (hereinafter: the “Client”) has received and/or is about to receive Credit from the Bank, as defined in the Bank’s "Agreement and General Business Terms” and/or “Application to Open an Account" and/or “Application to Effect Changes in an Account" and/or “Account Management General Terms and Conditions” and/or “General Conditions for Credit Activities” and all the appendices and amendments thereto and/or various banking services, (hereinafter: “the Credit”);

AND WHEREAS	we, the undersigned, Wintegra (Canada) Ltd. (hereinafter: the “Company”) are subsidiary of the Client ;
AND WHEREAS	the Credit is and/or shall be given by the Bank inter alia in reliance upon this undertaking;

WE ACCORDINGLY WARRANT, CONFIRM AND UNDERTAKE TO THE BANK AS FOLLOWS:

1.
As at the date of giving this undertaking, there is no floating charge over the Company’s assets in favour of any third party, nor has the Company given any undertaking to create a floating charge in favour of any third party.

2.
As at the date of giving this undertaking, there is no fixed charge over the Company’s assets in favour of a third party, nor has the Company given any undertaking to create a fixed charge in favour of any third party.

The provisions of this clause and clause 1 above are save for the charges specified below:

3.
The Company shall not in any matter charge its existing assets or its assets as shall exist from time to time in a floating charge and of any type or ranking without obtaining the Bank’s prior written consent.

4.
The Company shall not charge any asset that exists and/or is registered in its name without obtaining the Bank’s prior written consent. Notwithstanding the aforegoing provisions in this clause, the Company shall be entitled to create a fixed charge over new fixed assets in favour of another bank the purchase whereof shall be financed by such bank and such being up to the amount that it has borrowed from it for such purpose.

5.
If for any reason whatsoever the Company shall breach its commitment herein, the Bank shall be entitled to immediate repayment of the credit amounts given to the Company and/or to the Client, in addition to any relief and/or remedy to which the Bank is entitled against the Company and/or the Client pursuant to any agreement or law.

6.
The Company’s undertakings herein are given to secure the rights of United Mizrahi Bank Ltd., and shall continue to be in effect until its termination is approved by the Bank which approval shall be obtained pursuant the Framework Agreement between the Client and the Bank.

Yours faithfully,

Jacob Ben-Zvi
The Company for Wintegra (Canada) Ltd.

I, the undersigned, Noma Floom, the Company’s Advocate, hereby certify that the Company’s resolution with regard to the above undertaking was duly passed and is in accordance with the Company’s current Memorandum and Articles of Association and was duly recorded in the Company’s books.

I certify that the signatures of Jacob Ben-Zvi who have signed this document, together with the Company stamp or alongside its printed name, bind the Company. Furthermore, I certify that I have received a copy of this undertaking and have taken note thereof.

May 16, 2005                            Noma Floom
Date        Advocate’s Signature and Stamp

United Mizrahi Bank Ltd

Dear Sirs,

We the undersigned agree to the matters set forth in the above undertaking. Furthermore, we confirm that we are aware that United Mizrahi Bank Ltd’s rights depend upon the performance of the Company’s undertaking pursuant hereto and that we have received the Credit from the Bank inter alia in reliance on this undertaking.

______________                        Jacob Ben-Zvi
Date        The Client’s Signature